                           REVOLVING CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 19, 2001

                                      AMONG

                            PRICE LEGACY CORPORATION

                                       AND

                               FLEET NATIONAL BANK

                                       AND

                            THE OTHER BANKS WHICH ARE
                            A PARTY TO THIS AGREEMENT

                                       AND

                        THE OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       AND

                               FLEET NATIONAL BANK
                                    AS AGENT

                                       AND

                             FLEET SECURITIES, INC.
                               AS CO-LEAD ARRANGER

                             WELLS FARGO BANK, N.A.
                  AS CO-LEAD ARRANGER AND SYNDICATION AGENT

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION
                             AS DOCUMENTATION AGENT

                                                   TABLE OF CONTENTS

                                                                                                                PAGE
Section 1.    DEFINITIONS AND RULES OF INTERPRETATION............................................................  1

              Section 1.1    Definitions.........................................................................  1

              Section 1.2    Rules of Interpretation............................................................. 19

Section 2.    THE REVOLVING CREDIT FACILITY...................................................................... 20

              Section 2.1    Commitment to Lend.................................................................. 20

              Section 2.2    Facility Unused Fee................................................................. 20

              Section 2.3    Reduction and Termination of Commitment............................................. 21

              Section 2.4    Notes............................................................................... 21

              Section 2.5    Swing Loan Commitments.............................................................. 21

              Section 2.6    Interest on Loans................................................................... 24

              Section 2.7    Requests for Loans.................................................................. 24

              Section 2.8    Funds for Loans..................................................................... 25

              Section 2.9    Letters of Credit................................................................... 25

              Section 2.10   Use of Proceeds..................................................................... 28

Section 3.    REPAYMENT OF THE LOANS............................................................................. 29

              Section 3.1    Stated Maturity..................................................................... 29

              Section 3.2    Mandatory Prepayments............................................................... 29

              Section 3.3    Optional Prepayments................................................................ 29

              Section 3.4    Prepayments......................................................................... 29

              Section 3.5    Effect of Prepayments............................................................... 30

              Section 3.6    Proceeds from Debt or Equity Offering............................................... 30

Section 4.    CERTAIN GENERAL PROVISIONS......................................................................... 30

              Section 4.1    Conversion Options.................................................................. 30

              Section 4.2    Closing Fee......................................................................... 31

              Section 4.3    Agent's Fee......................................................................... 31

              Section 4.4    Funds for Payments.................................................................. 31

              Section 4.5    Computations........................................................................ 33

              Section 4.6    Inability to Determine LIBOR Rate................................................... 33

              Section 4.7    Illegality.......................................................................... 33

              Section 4.8    Additional Interest................................................................. 33


                                                      -i-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                PAGE

              Section 4.9    Additional Costs, Etc............................................................... 34

              Section 4.10   Capital Adequacy.................................................................... 35

              Section 4.11   Indemnity of Borrower............................................................... 35

              Section 4.12   Interest on Overdue Amounts; Late Charge............................................ 36

              Section 4.13   Certificate......................................................................... 36

              Section 4.14   Limitation on Interest.............................................................. 36

Section 5.    SECURITY........................................................................................... 36

              Section 5.1    Unsecured Loan...................................................................... 36

              Section 5.2    Additional Guarantors............................................................... 36

              Section 5.3    Release of Certain Guarantors....................................................... 37

Section 6.    REPRESENTATIONS AND WARRANTIES..................................................................... 37

              Section 6.1    Corporate Authority, Etc............................................................ 37

              Section 6.2    Approvals........................................................................... 38

              Section 6.3    Title to Properties; Leases......................................................... 39

              Section 6.4    Financial Statements................................................................ 39

              Section 6.5    No Material Changes................................................................. 39

              Section 6.6    Franchises, Patents, Copyrights, Etc................................................ 39

              Section 6.7    Litigation.......................................................................... 39

              Section 6.8    No Materially Adverse Contracts, Etc................................................ 40

              Section 6.9    Compliance with Other Instruments, Laws, Etc........................................ 40

              Section 6.10   Tax Status.......................................................................... 40

              Section 6.11   No Event of Default................................................................. 40

              Section 6.12   Holding Company and Investment Company Acts......................................... 41

              Section 6.13   Absence of U.C.C. Financing Statements, Etc......................................... 41

              Section 6.14   Certain Transactions................................................................ 41

              Section 6.15   Employee Benefit Plans.............................................................. 41

              Section 6.16   Regulations T, U and X.............................................................. 41

              Section 6.17   Environmental Compliance............................................................ 42

              Section 6.18   Subsidiaries........................................................................ 43

              Section 6.19   Loan Documents and the Guarantors................................................... 43


                                                     -ii-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                PAGE

              Section 6.20   Property............................................................................ 44

              Section 6.21   Brokers............................................................................. 44

              Section 6.22   Other Debt; Material Agreements..................................................... 44

              Section 6.23   Solvency............................................................................ 45

              Section 6.24   Transaction in Best Interests of Borrower; Consideration............................ 45

              Section 6.25   The Ownership of Guarantors......................................................... 45

              Section 6.26   Contribution Agreement.............................................................. 45

Section 7.    AFFIRMATIVE COVENANTS OF THE BORROWER.............................................................. 45

              Section 7.1    Punctual Payment.................................................................... 46

              Section 7.2    Maintenance of Office............................................................... 46

              Section 7.3    Records and Accounts................................................................ 46

              Section 7.4    Financial Statements, Certificates and Information.................................. 46

              Section 7.5    Notices............................................................................. 49

              Section 7.6    Existence; Maintenance of Properties................................................ 50

              Section 7.7    Insurance........................................................................... 51

              Section 7.8    Taxes............................................................................... 51

              Section 7.9    Inspection of Properties and Books.................................................. 51

              Section 7.10   Compliance with Laws, Contracts, Licenses, and Permits.............................. 52

              Section 7.11   Further Assurances.................................................................. 52

              Section 7.12   Management; Business Operations..................................................... 52

              Section 7.13   Unencumbered Borrowing Base Properties.............................................. 52

              Section 7.14   Limiting Agreements................................................................. 54

              Section 7.15   Distributions of Income to the Borrower............................................. 55

              Section 7.16   More Restrictive Agreements......................................................... 55

              Section 7.17   Plan Assets......................................................................... 55

Section 8.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER......................................................... 56

              Section 8.1    Restrictions on IndebtedneSection .................................................. 56

              Section 8.2    Restrictions on Liens, Etc.......................................................... 57

              Section 8.3    Restrictions on Investments......................................................... 58

              Section 8.4    Merger, Consolidation............................................................... 60


                                                     -iii-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                PAGE

              Section 8.5    Sale and Leaseback.................................................................. 60

              Section 8.6    Compliance with Environmental Laws.................................................. 60

              Section 8.7    Distributions....................................................................... 61

              Section 8.8    Asset Sales......................................................................... 62

              Section 8.9    Development Activity................................................................ 62

              Section 8.10   Sources of Capital.................................................................. 63

              Section 8.11   Restriction on Prepayment of IndebtedneSection ..................................... 63

              Section 8.12   Interest in Guarantors.............................................................. 63

              Section 8.13   Derivative Obligations.............................................................. 63

              Section 8.14   Bankruptcy Remote Subsidiaries...................................................... 63

Section 9.    FINANCIAL COVENANTS OF THE BORROWER................................................................ 63

              Section 9.1    Borrowing Base...................................................................... 64

              Section 9.2    Liabilities to Assets Ratio......................................................... 64

              Section 9.3    Interest Coverage................................................................... 64

              Section 9.4    Fixed Charge Coverage............................................................... 64

              Section 9.5    Net Worth........................................................................... 65

              Section 9.6    Land Assets......................................................................... 65

Section 10.   CLOSING CONDITIONS................................................................................. 65

              Section 10.1   Loan Documents...................................................................... 65

              Section 10.2   Certified Copies of Organizational Documents........................................ 65

              Section 10.3   Bylaws; Resolutions................................................................. 65

              Section 10.4   Incumbency Certificate; Authorized Signers.......................................... 65

              Section 10.5   Opinion of Counsel.................................................................. 66

              Section 10.6   Payment of Fees..................................................................... 66

              Section 10.7   Performance; No Default............................................................. 66

              Section 10.8   Representations and Warranties...................................................... 66

              Section 10.9   Proceedings and Documents........................................................... 66

              Section 10.10  Compliance Certificate.............................................................. 66

              Section 10.11  Consummation of Transaction......................................................... 66

              Section 10.12  Equity in Borrower.................................................................. 67


                                                     -iv-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                PAGE

              Section 10.13  Contribution Agreement.............................................................. 67

              Section 10.14  Other............................................................................... 67

Section 11.   CONDITIONS TO ALL BORROWINGS....................................................................... 67

              Section 11.1   Prior Conditions Satisfied.......................................................... 67

              Section 11.2   Representations True; No Default.................................................... 67

              Section 11.3   No Legal Impediment................................................................. 67

              Section 11.4   Governmental Regulation............................................................. 67

              Section 11.5   Proceedings and Documents........................................................... 68

              Section 11.6   Borrowing Documents................................................................. 68

Section 12.   EVENTS OF DEFAULT; ACCELERATION; ETC............................................................... 68

              Section 12.1   Events of Default and Acceleration.................................................. 68

              Section 12.2   Termination of Commitments.......................................................... 71

              Section 12.3   Remedies............................................................................ 71

              Section 12.4   Distribution of Proceeds............................................................ 72

Section 13.   SETOFF............................................................................................. 73

Section 14.   THE AGENT.......................................................................................... 73

              Section 14.1   Authorization....................................................................... 73

              Section 14.2   Employees and Agents................................................................ 73

              Section 14.3   No Liability........................................................................ 74

              Section 14.4   No Representations.................................................................. 74

              Section 14.5   Payments............................................................................ 74

              Section 14.6   Holders of Notes.................................................................... 75

              Section 14.7   Indemnity........................................................................... 75

              Section 14.8   Agent as Bank....................................................................... 76

              Section 14.9   Resignation......................................................................... 76

              Section 14.10  Duties in the Case of Enforcement................................................... 76

Section 15.   EXPENSES........................................................................................... 76

Section 16.   INDEMNIFICATION.....................................................................................77

Section 17.   SURVIVAL OF COVENANTS, ETC..........................................................................78

Section 18.   ASSIGNMENT AND PARTICIPATION........................................................................78


                                                     -v-

                                                   TABLE OF CONTENTS
                                                      (continued)
                                                                                                                PAGE

              Section 18.1   Conditions to Assignment by Banks................................................... 78

              Section 18.2   Register............................................................................ 79

              Section 18.3   New Notes........................................................................... 79

              Section 18.4   Participations...................................................................... 80

              Section 18.5   Pledge by Bank...................................................................... 80

              Section 18.6   No Assignment by Borrower........................................................... 80

              Section 18.7   Disclosure.......................................................................... 80

              Section 18.8   Co-Agents........................................................................... 80

              Section 18.9   Mandatory Assignment................................................................ 80

Section 19.   NOTICES............................................................................................ 81

Section 20.   RELATIONSHIP....................................................................................... 82

Section 21.   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE................................................. 82

Section 22.   HEADINGS........................................................................................... 82

Section 23.   COUNTERPARTS....................................................................................... 82

Section 24.   ENTIRE AGREEMENT, ETC.............................................................................. 82

Section 25.   WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS..................................................... 83

Section 26.   DEALINGS WITH THE BORROWER......................................................................... 83

Section 27.   CONSENTS, AMENDMENTS, WAIVERS, ETC................................................................. 83

Section 28.   SEVERABILITY....................................................................................... 84

Section 29.   TIME OF THE ESSENCE................................................................................ 84

Section 30.   NO UNWRITTEN AGREEMENTS............................................................................ 84

Section 31.   REPLACEMENT NOTES.................................................................................. 84

Section 32.   NO THIRD PARTIES BENEFITED......................................................................... 85

                           REVOLVING CREDIT AGREEMENT

      THIS REVOLVING CREDIT AGREEMENT is made as of the 19th day of September, 2001 by and among PRICE LEGACY CORPORATION (the "Borrower"), a Maryland corporation having its principal place of business at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, FLEET NATIONAL BANK ("Fleet"), the other lending institutions which are parties to this Agreement and the other lending institutions which may become parties hereto pursuant to Section 18 (collectively, Fleet (except when acting as the Agent), and each other lending institution which is or may become a party hereto shall be referred to as the "Banks," and individually as a "Bank"), and FLEET NATIONAL BANK, as Agent for the Banks (the "Agent").

                                    RECITALS

      WHEREAS, Borrower has requested that the Banks provide a revolving credit facility to Borrower; and

      WHEREAS, Agent and the Banks are willing to provide such facility to Borrower upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

      Section 1.   DEFINITIONS AND RULES OF INTERPRETATION

      Section 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

      ADDITIONAL GUARANTOR.  See Section 5.2.

      ADJUSTED CONSOLIDATED TOTAL ASSETS. On a consolidated basis for the Borrower and its Subsidiaries, Adjusted Consolidated Total Assets shall mean the sum (without duplication) of the following:

               (i) an amount equal to the sum of (A) the product of (x) the Net Operating Income for the four (4) fiscal quarters just ended prior to the date of determination, divided by (y) 0.10 (which is the capitalization rate), from each separate Real Estate that is a Stabilized Property owned by the Borrower or any of its Subsidiaries, MINUS (B) the portion of the amount determined pursuant to clause (A) above allocable to minority interests of Persons other than Borrower in such Real Estate; plus

               (ii) the book value of Land Assets, Construction in Progress and Notes Receivable of Borrower and its Subsidiaries on the last day of the fiscal quarter just ended; plus

               (iii) the aggregate amount of (x) all unrestricted cash and marketable securities of the Borrower and its Subsidiaries PLUS (y) all restricted cash held by any Person serving as a "qualified intermediary" for purposes of an exchange pursuant to Section 1031 of the Code on behalf of the Borrower or any of its Subsidiaries PLUS (z) all cash held in a reserve account for capital expenditures pursuant to the GMAC CMBS transaction, provided that no default or event of default has occurred under such loan; plus

               (iv) the book value of Borrower's pro rata economic interests in Joint Ventures as calculated in accordance with SCHEDULE 1.2 hereto with respect to existing Joint Ventures (or in the same manner with respect to Joint Ventures formed or acquired after the date hereof); plus

               (v) the book value (before depreciation) of Borrower and its Subsidiaries in Real Estate that is an operating property but is not a Stabilized Property.


      Any interest of the Borrower or its Subsidiaries in any of the assets described in clauses (i), (ii), (iii) or (v) above which are owned through Joint Ventures shall be included in clause (iv) above. Adjusted Consolidated Total Assets will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during a quarter. All income, expense and value associated with the Real Estate disposed of during any quarter will be eliminated from calculations. For the purpose of clause (i) above, in the event that Borrower or a Subsidiary of Borrower shall have owned a Stabilized Property for less than four (4) fiscal quarters, the Net Operating Income from such property for the period during which such property has been owned by Borrower or such Subsidiary shall be annualized in such manner as Agent shall reasonably determine.

      ADJUSTED CONSOLIDATED TOTAL LIABILITIES. The Consolidated Total Liabilities of Borrower and its Subsidiaries, adjusted (without duplication) such that the liabilities of any Person in which Borrower or any of its Subsidiaries has an Investment (for example, an unconsolidated joint venture or partnership) shall be determined and reported as if the same were consolidated with Borrower in accordance with generally accepted accounting principles as if such consolidation was permitted by generally accepted accounting principles. For the purposes of this definition, the Borrower's and its Subsidiaries' share of non-recourse debt of any Joint Venture, the accounts of which are not consolidated with those of Borrower, shall be equal to the amount of such non-recourse Indebtedness of such Joint Venture multiplied by Borrower's pro rata economic interests in such Joint Venture calculated as provided in SCHEDULE
1.2 hereto with respect to existing Joint Ventures (or in the same manner with respect to Joint Ventures formed or acquired after the date hereof).

      ADJUSTED NET OPERATING INCOME. As of the end of any fiscal quarter, the sum of (i) the product of (A) the aggregate Net Operating Income for all of the Unencumbered Borrowing Base Properties for such quarter and the immediately preceding fiscal quarter, multiplied by (B) two (2), MINUS (ii) the Capital Expenditure Reserve for such Unencumbered Borrowing Base Properties. Notwithstanding the foregoing, Adjusted Net Operating Income shall be determined through December 31, 2001 in the following manner: Adjusted Net Operating Income shall be calculated for the period prior to September 30, 2001 by using Net Operating Income for the previous two (2) fiscal quarters. Adjusted Net Operating Income shall be calculated for the quarter ending September 30, 2001 by annualizing the Net Operating Income for all of the Unencumbered Borrowing Base Properties for the period commencing on the Closing Date through and including September 30, 2001; and Adjusted Net Operating Income shall be calculated for the quarter ending December 31, 2001 by annualizing the Net Operating Income for all of the Unencumbered Borrowing Base
Properties for the period commencing on the Closing Date and continuing through and including December 31, 2001.

      AFFILIATES. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

      AGENT. Fleet National Bank acting as administrative agent for the Banks, and its successors and assigns.

      AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

      AGENT'S SPECIAL COUNSEL. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

      AGREEMENT. This Revolving Credit Agreement, including the SCHEDULES and EXHIBITS hereto.

      AGREEMENT REGARDING FEES. The Agreement Regarding Fees dated of even date herewith between the Borrower and Fleet.

      APPLICABLE MARGIN. On any date that the lower of the Ratings issued from time to time by the Rating Agencies for the Borrower is a Qualifying Rating, the Applicable Margin shall be as set forth below:


     PRICING LEVEL          LIBOR RATE LOANS          BASE RATE LOANS

    Pricing Level 1               1.45%                      0%


In the event that any of the Rating Agencies issues a Rating for the Borrower that is a Qualifying Rating, or in the event of any change in a Rating of the Borrower by any of the Rating Agencies, or if the Borrower's Rating, after having obtained a Qualifying Rating, shall cease at any time to be a Qualifying Rating by any of the Rating Agencies (but subject to the provisions within the definition of the term "Qualifying Rating"), such change shall effect a change in the Applicable Margin, as applicable, on the first (1st) day of the first (1st) month following the Rating Notice Date. On any date that the lower of the Ratings for the Borrower is not a Qualifying Rating, or the Borrower has not obtained a Qualifying Rating from either S&P or Moody's, the Applicable Margin shall be based upon the ratio of the Adjusted Consolidated Total Liabilities of the Borrower to the Adjusted Consolidated Total Assets of the Borrower as set forth below. It is the intention of the parties that if the Borrower shall only obtain a Qualifying Rating from one of S&P or Moody's without seeking a Qualifying Rating from the other of S&P or Moody's, the Borrower shall be entitled to the benefit of the Pricing Level 1 described above; provided that if the Borrower shall have obtained a Qualifying Rating from both of S&P and Moody's (or Fitch (as provided below)), the lower of the ratings (or the loss of the Qualifying Rating from either or both of S&P or Moody's thereafter) shall control. The Borrower may obtain a Rating from Fitch in lieu of a Rating from S&P or Moody's, which Rating shall be considered for the purposes hereof, provided that in no event may a Rating from Fitch be the sole Rating for the purposes hereof.

On any date on which the Applicable Margin is to be determined based upon the ratio of the Adjusted Consolidated Total Liabilities of the Borrower to the Adjusted Consolidated Total Assets of the Borrower, the applicable margin set forth below based on the ratio of the Adjusted Consolidated Total Liabilities of Borrower to the Adjusted Consolidated Total Assets of Borrower:

-------------------------------------------------------------------------------
    PRICING LEVEL             RATIO                   LIBOR RATE    BASE RATE
                                                         LOANS        LOANS
-------------------------------------------------------------------------------
  Pricing Level 2       Less than 40%                    1.500%        0%
-------------------------------------------------------------------------------
  Pricing Level 3       Greater than or equal to         1.625%        0.05%
                        40% but less than 45%
-------------------------------------------------------------------------------
  Pricing Level 4       Greater than or equal to         1.750%        0.10%
                        45% but less than 50%
-------------------------------------------------------------------------------
  Pricing Level 5       Greater than or equal to         1.875%        0.15%
                        50% but not greater than 55%
-------------------------------------------------------------------------------

The initial Applicable Margin shall be at Pricing Level 3. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by Borrower to the Agent of the Compliance Certificate at the end of a fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by Section 7.4(c), then without limiting any other rights of the Agent and the Banks under this Agreement, the Applicable Margin shall be at Pricing Level 5 until such failure is cured within any applicable cure period.

      ASSET VALUE. The Asset Value of the Unencumbered Borrowing Base Properties shall be an amount equal to (a) the sum of the aggregate Adjusted Net Operating Income from the Unencumbered Borrowing Base Properties divided by (b) 0.105 (the capitalization rate).

      BALANCE SHEET DATE.  The date of this Agreement.

      BANKS. Fleet, the other lending institutions party to this Agreement, and any other Person who becomes an assignee of any rights of a Bank pursuant to
Section 18 (but not including any Participant, as defined in Section 18). The Issuing Bank shall be a Bank, as applicable.

      BASE RATE. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "prime rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

      BASE RATE LOANS. Those Loans bearing interest calculated by reference to the Base Rate.

      BORROWER.  As defined in the preamble hereto.

      BORROWING BASE. The Borrowing Base shall be the amount which is the lesser of (a) fifty percent (50%) of the aggregate Asset Value of the Unencumbered Borrowing Base Properties and (b) the Debt Service Coverage Amount for the Unencumbered Borrowing Base Properties.

      BUSINESS DAY. Any day on which banking institutions located in the same city and State as Agent's Head Office are located and are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

      CAPITAL EXPENDITURE RESERVE. With respect to an Unencumbered Borrowing Base Property or any other improved Real Estate, a reserve in the aggregate amount of (a) fifteen cents ($0.15) per annum multiplied by the average Net Rentable Area contained therein of each such property that is not a Hospitality Property PLUS (b) 3.5% of the gross revenues of each Hospitality Property (nothing in this definition shall imply that a Hospitality Property may be included as an Unencumbered Borrowing Base Property).

      CAPITALIZED LEASE. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      CERCLA.  See Section 6.17(a).

      CHANGE IN CONTROL. A Change in Control shall exist upon the occurrence of any of the following:

            (a) any of the following Persons shall cease to hold the position set forth below: Gary B. Sabin - Chief Executive Officer of Borrower; Richard B. Muir - Vice Chairman of Borrower; or Graham R. Bullick - President of Borrower; and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

            (b) any Person (including a Person's Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least twenty percent (20%); or

            (c) as of any date a majority of the Board of Directors of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year (provided, however, that the initial Board of Directors for reference purposes of this clause (c)(i) shall be the Board of Directors as of the Closing Date), (ii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (c)(i) above, or (iii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (c)(i), above and individuals described in clause (c)(ii), above.

      CLOSING DATE. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

      CODE.  The Internal Revenue Code of 1986, as amended.

      CO-LEAD ARRANGERS.  Fleet Securities, Inc. and Wells Fargo Bank, N.A.

      COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's Commitment to make or maintain Loans (other than Swing Loans) to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

      COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

      COMPLETED PROPERTY. At any time, Real Estate (i) which is at least eighty-five percent (85%) leased (pursuant to written Leases which have been signed by both landlord and tenant and under which the payment of base rent has commenced) or (ii) which is at least eighty percent (80%) occupied by tenants which have signed (together with the landlord) a Lease, accepted the premises, opened for business, and with respect to which the date for the commencement of payment of base rent has been established.

      COMPLIANCE CERTIFICATE.  See Section 7.4(c).

      CONSOLIDATED or COMBINED. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

      CONSOLIDATED EBITDA. With respect to any period of a Person, an amount equal to the EBITDA of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

      CONSOLIDATED TANGIBLE NET WORTH. The amount by which GAAP Consolidated Total Assets exceeds GAAP Consolidated Total Liabilities, and LESS the sum of:

            (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

            (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

            (c) all amounts representing minority interests which are applicable to third parties.

      CONSOLIDATED TOTAL LIABILITIES. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified.

      CONSTRUCTION IN PROGRESS. For any Real Estate, calculated on a consolidated basis for the Borrower and its Subsidiaries, the sum of (x) construction-in-progress as shown from time to time on the books and records of the Borrower and its Subsidiaries, maintained in accordance with generally accepted accounting principles, plus (y) the book value, calculated in accordance with generally accepted accounting principles, of any Real Estate that (i) previously constituted construction-in-progress and (ii) has not yet become a Completed Property. For the purposes of calculating Construction in Progress of Borrower and its Subsidiaries with respect to development of Joint Ventures pursuant to Section 8.9, the Construction in Progress of Borrower and its Subsidiaries with respect to development of Joint Ventures shall be the Investment of Borrower and its Subsidiaries in such Joint Ventures.

      CONTRIBUTION AGREEMENT. That certain Contribution Agreement dated of even date herewith among the Borrower, the Guarantors and each Additional Guarantor which may hereafter become a party thereto.

      CONVERSION REQUEST. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

      DEBT OFFERING. The issuance and sale by the Borrower or any Guarantor of any debt securities of the Borrower or such Guarantor.

      DEBT SERVICE. For any period, the sum of all interest (including capitalized interest) and mandatory or scheduled principal payments due and payable during such period excluding any balloon payments due upon maturity of any indebtedness.

      DEBT SERVICE COVERAGE AMOUNT. At any time determined by the Agent, an amount equal to the maximum principal amount of Loans that may be outstanding pursuant to the following formula:

                        ADJUSTED NOI   = P
                        ------------
                        2.0 x D
      Where P =         maximum principal balance of Loans that may be
                        outstanding

      D = the greater of (a) the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable on a 25-year mortgage style amortization schedule (expressed as a decimal), or (ii) .095, and
                        (b) the actual blended rate of interest then payable with respect to the Loans (expressed as a decimal)

      NOI =             the product of (a) Net Operating Income from the
                        Unencumbered Borrowing Base Properties for the preceding two (2) fiscal quarters most recently ended multiplied by (b) two (2) (subject to the provisions for the calculation of Adjusted Net Operating Income for the period through December 31, 2001 as set forth in the definition of Adjusted Net Operating Income)

      Adjusted          NOI = the sum of (a) NOI less (b) the Capital
                        Expenditure Reserve for the Unencumbered Borrowing Base
                        Properties

Attached hereto as SCHEDULE 2 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder as hereinafter provided). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error.

      DEFAULT.  See Section 12.1.

      DEFAULT RATE.  See Section 4.12.

      DERIVATIVE OBLIGATIONS. All Interest Rate Contracts and all other obligations of any Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, forward equity transaction, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, currency swap, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      DISTRIBUTION. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person, other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of stock or other beneficial interest of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of stock or other beneficial interest of a Person. Notwithstanding the foregoing, Distributions shall include distributions paid to the holders of Borrower's Series B Preferred Stock in the form of additional shares of Series B Preferred Stock in accordance with the terms of such Series B Preferred Stock on the date hereof.

      DOCUMENTATION AGENT.  U.S. Bank National Association.

      DOLLARS or $. Dollars in lawful currency of the United States of America.

      DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

      DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with Section 4.1.

      EBITDA. With respect to the Borrower or a Subsidiary of Borrower (or any asset of the Borrower or a Subsidiary of Borrower) for any period, an amount equal to the sum of (a) the Net Income (or Loss) of such Person (or attributable to such asset) for such period PLUS (b) depreciation and amortization, interest, income taxes and any extraordinary or non-recurring losses deducted in calculating such Net Income MINUS (c) any extraordinary or non-recurring gains included in calculating such Net Income, MINUS (d) Net Income of any Joint Venture (other than a Subsidiary of Borrower) in which Borrower or one of its Subsidiaries has an interest (to the extent of their interest in such Net Income) PLUS (e) cash distributions received by Borrower or any of its Subsidiaries from Joint Ventures, all as determined in accordance with generally accepted accounting principles.

      EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      ENVIRONMENTAL LAWS.  See Section 6.17(a).

      EQUITY OFFERING. The issuance and sale by the Borrower or any Guarantor of any equity securities of the Borrower or such Guarantor; provided, however, that the issuance by the

Borrower or any Guarantor of any equity securities of such Person or any securities or instruments convertible, exchangeable or exercisable for equity securities of such Person to any of the following shall not be deemed an Equity Offering: (i) any Person not previously employed by the Borrower or any Guarantor as a material inducement to such Person's entering into an employment contract with the Borrower or a Guarantor; (ii) directors, officers and employees of the Borrower or any Guarantor pursuant to an incentive stock or stock option, employee stock purchase, long-term incentive or stock bonus plans, whether now in effect or adopted in the future; or
(iii) any Person pursuant to a dividend reinvestment or stock purchase program sponsored by the Borrower or any Guarantor, whether now in effect or adopted in the future.

      ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and any rules and regulations promulgated pursuant thereto.

      ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower or its Subsidiaries under Section 414 of the Code.

      ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      EXCEL LEGACY HOLDINGS. Excel Legacy Holdings, Inc., a Delaware corporation.

      EVENT OF DEFAULT.  See Section 12.1.

      FEDERAL FUNDS EFFECTIVE RATE. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      FITCH.  Fitch IBCA, Inc.

      FIXED CHARGES. With respect to Borrower and its Subsidiaries for any Test Period, an amount equal to the sum of (a) the product of the Debt Service of Borrower and its Subsidiaries for such Test Period multiplied by two (2) PLUS
(b) the aggregate Capital Expenditure Reserve for all of the Real Estate of the Borrower and its Subsidiaries PLUS (c) the product of the Preferred Distributions of Borrower and its Subsidiaries for such Test Period multiplied by two (2).

      FLEET.  Fleet National Bank.

      FUNDS FROM OPERATIONS. With respect to any Person for any fiscal period, an amount equal to the Net Income (or Deficit) of such Person computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Funds from Operations shall be reported in accordance with NAREIT "best practices" disclosure models.

      GAAP CONSOLIDATED TOTAL ASSETS. All assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      GAAP CONSOLIDATED TOTAL LIABILITIES. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; PROVIDED that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      GUARANTORS. Collectively, each of the entities listed on SCHEDULE 6.1(a) hereto and each Additional Guarantor, and individually any one of them.

      GUARANTY. Collectively, the Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantors in favor of Agent and the Banks, and each Unconditional Guaranty of Payment and Performance made by each Additional Guarantor in favor of Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

      HAZARDOUS SUBSTANCES.  See Section 6.17(b).

      HOSPITALITY PROPERTY. A property that is utilized principally as a hotel or similar lodging use.

      INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any unconditional obligation to supply funds to or in any manner to invest directly or indirectly in a Person other than in the ordinary course of business, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all obligations with respect to letters of credit or similar instruments issued by a Person; and (f) all indebtedness, obligations or other liabilities (other than interest expense liability) determined in accordance with generally accepted accounting principles under or with respect to (i) Interest Rate Contracts (valued as the termination value thereof computed in accordance with a method approved by the International
Swap Dealers Association and agreed to by such Person in the applicable hedging agreement), and (ii) foreign currency exchange agreements, and (g) all obligations of a Person in respect of any equity or equity index swap, forward equity transaction, equity or equity index option or any other similar transaction. Notwithstanding the foregoing, in the event that a Person has incurred Indebtedness with respect to which another Person included within the consolidated financial statements of the first Person is also liable (by reason of a guaranty or otherwise), such Indebtedness shall only be counted once for the purposes of such consolidated financial statements.

      INTEREST EXPENSE. For any period, the sum of all interest expensed during such period.

      INTEREST PAYMENT DATE. As to each Loan, the first day of each calendar month during the term of such Loan.

      INTEREST PERIOD. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in London;

               (ii) if the Borrower shall fail to give notice as provided in Section4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

               (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

      INTEREST RATE CONTRACTS. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

      INVESTMENTS. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person and all purchases of the securities or business or integral part of the business of any other Person, all interests in real property, and all other investments; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted or increased in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      ISSUING BANK. Fleet, in its capacity as the Bank issuing the Letters of Credit.

      JOINT VENTURE. An Investment by Borrower or any of its Subsidiaries with third persons in joint ventures, general partnerships, limited partnerships, limited liability companies or any other business association. Joint Ventures include non-wholly owned Subsidiaries of Borrower.

      LAND ASSETS. Land with respect to which the commencement of grading, construction of improvements or infrastructure has not yet commenced, and all unimproved land according to generally accepted accounting principles. Land Assets shall not include "outparcels" held in the ordinary course of business for sale or lease. With respect to the Land commonly known as Anaheim and Orlando, such Land shall initially be valued using the book value prior to the consummation of the Transaction, adjusted to reflect any sales after the date hereof.

      LETTER OF CREDIT. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with Section 2.9.

      LETTER OF CREDIT REQUEST. See Section 2.9(a).

      LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

      LIBOR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

      LIBOR RATE. As applicable to any Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.6 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

      LIBOR RATE LOANS. Loans bearing interest calculated by reference to a LIBOR Rate.

      LIENS. See Section 8.2.

      LOAN DOCUMENTS. This Agreement, the Notes, the Letter of Credit Requests, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor in connection with the Loans.

      LOAN REQUEST. See Section 2.7.

      LOANS. The aggregate Loans (including Swing Loans) to be made by the Banks hereunder.

      MAJORITY BANKS. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

      MATURITY DATE. September 19, 2004 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

      MOODY'S. Moody's Investor Service, Inc.

      MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      NET INCOME (OR LOSS). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or loss) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

      NET OPERATING INCOME. For each Unencumbered Borrowing Base Property, for any period of time, the sum of the following amounts: (a) the portion of the Net Income of Borrower attributable to such Unencumbered Borrowing Base Property, PLUS (b) depreciation and amortization, interest expense and any taxes and extraordinary or non-recurring losses deducted in calculating such Net Income, MINUS (c) any extraordinary or non-recurring gains included in calculating such Net Income, MINUS (d) any accrued rent or other amounts with respect to tenants or other users that are more than ninety (90) days in arrears in the payment of rent, and adjusted for non-cash revenue attributable to Rent Adjustments or other adjustments in accordance with generally accepted accounting principles for free rent. For purposes of the foregoing, income attributable to third-party leasing commissions or management fees shall be excluded. In determining Net Operating Income, the expense of management fees attributable to an Unencumbered Borrowing Base Property shall be calculated based upon the greater of (i) actual property management expenses of such Unencumbered Borrowing Base Property or
(ii) 3.0% of the sum of base rents and percentage rents from such Unencumbered Borrowing Base Property. If such period is less than a year, expenses described in clause (i) above that are payable less frequently than monthly during the course of a year (E.G., real estate taxes and insurance premiums) shall be adjusted by "straight lining" the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period.

      NET RENTABLE AREA. With respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Agent.

      NOTES. Collectively the Revolving Credit Notes and the Swing Loan Note.

      NOTES RECEIVABLE. Mortgage and notes receivable, including interest payable thereunder, of Borrower.

      NOTICE. See Section 19.

      OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

      OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit (including Letters of Credit accepted but unpaid).

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 8.2.

      PERSON. Any individual, corporation, partnership, trust, limited liability company, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      PLAN ASSETS. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

      PREFERRED DISTRIBUTIONS. For any period, the amount of any and all Distributions paid, declared but not yet paid or otherwise due and payable to the holders of any form of preferred stock or partnership interest (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in Borrower or any of its Subsidiaries that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, distributions, assets or other payments over the holders of any other stock, partnership interest or other ownership or beneficial interest in such Person. Notwithstanding the foregoing, Preferred Distributions shall not include Distributions paid to the holders of Borrower's Series B Preferred Stock in the form of additional shares of Series B Preferred Stock in accordance with the terms of such Series B Preferred Stock on the date hereof.

      PROSPECTUS. The 10K of the Borrower dated December 31, 2000 and filed with the SEC.

      PRICING LEVEL. Such term shall have the meaning established within the definition of Applicable Margin.

      QUALIFYING RATING. With respect to Borrower, a Rating equal to or more favorable than BBB- with respect to a rating issued by S&P, a rating of Baa3 in the case of a Rating issued by Moody's, or BBB- in the case of a Rating by Fitch. If, at any time after Borrower obtains a Qualifying Rating, (a) the rating system of any of the Rating Agencies (as opposed to the rating of the Borrower) shall change, or (b) any of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to amend the reference to the specific ratings in this definition for the determination of the Qualifying Rating, and pending such amendment, the applicable rating in effect as of the date the event described in this paragraph occurred shall continue to apply.

      RATING. With respect to the Borrower, the most recent rating issued from time to time by a Rating Agency as is applicable to Borrower as an issuer with respect to long-term debt (I.E., a corporate credit or issuer rating with respect to long-term debt), or if no such Rating is in effect, then the rating applicable to Borrower's senior unsecured debt.

      RATING AGENCIES. S&P, Moody's and Fitch.

      RATING NOTICE. See Section 7.4(h).

      RATING NOTICE DATE. The earlier of (a) the date a Rating Notice is received by the Agent, or (b) the date the Agent, having received actual notice of a change by one of the Rating Agencies of its Rating, sends notice to the Borrower of such change, provided that nothing contained herein shall imply any obligation of the Agent to monitor such rating changes.

      REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower, a Guarantor or any of their respective Subsidiaries.

      RECORD. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

      REGISTER. See Section 18.2.

      REIT STATUS. The status of the Borrower as a real estate investment trust as defined in Section 856(a) of the Code.

      RELEASE. See Section 6.17(c)(iii).

      RENT ADJUSTMENTS. For any Person, straight line adjustments to rent payable under leases, as determined in accordance with generally accepted accounting principles.

      RENT ROLL. A report prepared by the Borrower showing for any Real Estate, its location, Net Rentable area, occupancy status, rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

      RESERVE PERCENTAGE. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

      RETAIL CENTER. An income producing operating property utilized principally for Retail Uses. With respect to any Retail Center to be included in the Unencumbered Borrowing Base

Properties, other than those set forth on SCHEDULE 1.1 hereto, a Retail Center shall be an anchored multi-tenant shopping center (with the anchor tenants located within such shopping center) used principally for Retail Uses. The determination of whether such property is an anchored, multi-tenant shopping center shall be determined by the Agent in its good faith judgment.

      RETAIL USES. Stores engaged in the sale of products directly to consumers and shopping centers occupied primarily by such stores but which may also include Service Retail Uses, movie cinemas, banks and office uses of the type commonly located in shopping centers.

      REVOLVING CREDIT NOTES. See Section 2.4.

      SEC. The federal Securities and Exchange Commission.

      SERVICE RETAIL USES. Restaurants, health clubs, child care facilities, automotive repair facilities, and other similar types of uses which Agent may agree to designate as Service Retail Uses.

      SHORT-TERM INVESTMENTS. Investments described in subsections (a) through
(g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

      S&P. Standard & Poor's Ratings Group.

      STABILIZED PROPERTY. Real Estate which for the three month period most recently ended has an occupancy level of tenants in possession and operating and which are paying rent on a current basis of at least eighty-five percent (85%) of the Net Rentable Area within such Real Estate and with respect to which the rental income actually received with respect to such Real Estate during such period exceeds the expenses of owning and operating such Real Estate during such period (including without limitation, debt service and the allocable portion of such expenses not payable on a monthly basis), as reasonably determined by Agent.

      STATE. A state of the United States of America.

      SUBSIDIARY. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, and any other entity the accounts of which are consolidated with the accounts of the designated parent.

      SWING LOAN. See Section 2.5.

      SWING LOAN BANK. Fleet, in its capacity as Swing Loan Bank.

      SWING LOAN COMMITMENT. The sum of $10,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

      SWING LOAN NOTE. See Section 2.5.

      SYNDICATION AGENT. Wells Fargo Bank, N.A.

      TEST PERIOD. See Section 9.3.

      TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time. As of the date hereof, the Total Commitment is $100,000,000.00.

      TRANSACTION. The merger and related transactions described in that certain Agreement and Plan of Merger dated as of March 21, 2001 among Price Enterprises, Inc., PEI Merger Sub, Inc. and Excel Legacy Corporation and all exhibits and schedules thereto, as the same may be modified or amended from time to time with the prior written consent of the Agent.

      TYPE. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate
Loan.

      UNENCUMBERED BORROWING BASE PROPERTIES. Unencumbered Borrowing Base Properties shall mean Real Estate which satisfies all of the conditions set forth in Section 7.13. The initial properties designated by Borrower to be Unencumbered Borrowing Base Properties are described on SCHEDULE 1.1 hereto.

      VOTING INTERESTS. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

      Section 1.2 RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) The words "approval" and "approved", as the context so requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                  (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                  (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

                  (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

      Section 2.  THE REVOLVING CREDIT FACILITY

      Section 2.1 COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.7, such sums as are requested by the Borrower for the purposes set forth in Section 2.10 up to the lesser of
(a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the sum of (i) the Borrowing Base MINUS
(ii) the aggregate Letters of Credit Outstanding, PROVIDED, that, in all events no Default or Event of Default shall have occurred and be continuing; and PROVIDED, FURTHER, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) and Letters of Credit Outstanding shall not at any time exceed the Total Commitment or cause a violation of Section
9.1. The Loans (other than Swing Loans) shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request. No Bank shall have any obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than the principal face amount of its Note.

      Section 2.2 FACILITY UNUSED FEE. The Borrower agrees to pay to the Agent for the account of the Banks in accordance with their respective Commitment Percentages a facility unused fee calculated at the rate per annum as set forth below on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans and the Letters of Credit Outstanding during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility unused fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Loans and the Letters of Credit Outstanding during such quarter to (b) the Total Commitment, and if such ratio is less than fifty percent (50%), the facility unused fee shall be payable at the rate of 0.25%, and if such ratio is equal to or greater than fifty percent (50%), the facility unused fee shall be payable at the rate of 0.15%. The facility unused fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date.

      Section 2.3 REDUCTION AND TERMINATION OF COMMITMENT. The Borrower shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $10,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Total Commitment be reduced to an amount less than $50,000,000.00) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty (unless such termination or reduction requires repayment of a LIBOR Rate Loan); provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the Outstanding Loans and the Outstanding Letters of Credit would exceed the Commitments of the Banks as so terminated or reduced. In the event that as a result of the reduction or termination of the Commitments, the Commitment of the Swing Loan Bank shall be reduced to an amount less than the Swing Loan Commitment, the Swing Loan Commitment shall automatically and without further action of the parties be reduced to an equal amount. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitment or Swing Loan Commitment may be reinstated.

      Section 2.4 NOTES. The Loans (other than Swing Loans) shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (collectively, the "Revolving Credit Notes"), dated the date of this Agreement and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in the principal face amount equal to such Bank's Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan (other than Swing Loans) or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans (other than Swing Loans) set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      Section 2.5 SWING LOAN COMMITMENTS.

                  (a) Subject to the terms and conditions set forth in this Agreement, and if necessary to meet the Borrower's funding deadlines, Swing Loan Bank agrees to lend to the Borrower (the "Swing Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is seven (7) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Bank given in accordance with this Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 2.10 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; PROVIDED that at no time shall the aggregate principal balance of Swing Loans then outstanding, when added to the Swing Loan Bank's Commitment Percentage of all other Outstanding Loans (after giving effect to all amounts requested) and Letters of Credit Outstanding, exceed the lesser of (i) such Bank's Commitment and (ii) such Bank's Commitment Percentage of the Borrowing Base, PROVIDED, FURTHER, that in all events no Default or Event of Default shall have occurred and be continuing; and PROVIDED, FURTHER, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) and Letters of Credit Outstanding shall not at any time exceed the Total Commitment. Swing Loans shall constitute "Loans" for all purposes hereunder, but shall not be considered the utilization of a Bank's Commitment. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and
Section 11, in the case of the initial Swing Loan, and Section 11, in the case of all other Swing Loans, have been satisfied on the date of such funding.

                  (b) The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of EXHIBIT B hereto (the "Swing Loan Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Bank in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes the Swing Loan Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Bank's Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Swing Loan Bank, but the failure to record, or any error in so recording, any such amount on the Swing Loan Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

                  (c) Each borrowing of Swing Loan shall be subject to the limits for Base Rate Loans and LIBOR Rate Loans set forth in Section 2.7. Borrower shall request a Swing Loan by delivering to the Swing Loan Bank a Loan Request no later than 9:00 a.m. (Boston time) on the requested Drawdown Date specifying the amount of the requested Swing Loan. The Loan Request shall also contain the statements and certifications required by Section 2.7(i) and (ii). Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall either be a Base Rate Loan or a LIBOR Rate Loan with the interest rate calculated based upon an Interest Period of one month, and in the event that the Borrower fails to specify whether it has selected a Base Rate Loan or a LIBOR Rate Loan, the Borrower shall be deemed conclusively to have selected a LIBOR Rate Loan with the interest rate calculated based upon an Interest Period of one month. Notwithstanding the foregoing, upon the date that the Banks shall be required to fund the Loans pursuant to Section 2.5(d) to refund such

Swing Loan, the interest rate shall be reset to a LIBOR Rate Loan with an Interest Period as specified in the Loan Request given by the Borrower to the Agent in connection with such Swing Loan, or if no Interest Period is specified, then as a Base Rate Loan. The proceeds of the Swing Loan will be made available by the Swing Loan Bank to the Borrower at the Agent's Head Office by crediting the account of the Borrower at such office with such proceeds.

                  (d) The Swing Loan Bank shall within three (3) Business Days after the Drawdown Date with respect to such Swing Loan, request each Bank, including the Swing Loan Bank, to make a Loan pursuant to Section 2.1 in an amount equal to such Bank's Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. Borrower hereby irrevocably authorizes and directs the Swing Loan Bank to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Bank pursuant to this Section 2.5(d) shall be considered a Loan pursuant to Section
2.1. Unless any of the events described in paragraph (h), (i) or (j) of Section
12.1 shall have occurred (in which event the procedures of Section 2.5(e) shall apply), each Bank shall make the proceeds of its Loan available to the Agent for the account of the Swing Loan Bank at the Agent's Head Office prior to 12:00 noon (Boston time) in funds immediately available no later than the third
(3rd) Business Day after the date such notice is given just as if the Banks were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Loan shall be immediately paid by Agent to Swing Loan Bank and applied to repay the Swing Loans.

                  (e) If prior to the making of a Loan pursuant to Section 2.5(d) by all of the Banks, one of the events described in Section 12.1(h), (i) or (j) shall have occurred, each Bank will, on the date such Loan pursuant to
Section 2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Commitment Percentage of such Swing Loan. Each Bank will immediately transfer to the Agent for payment to the Swing Loan Bank in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Bank will deliver to such Bank a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

                  (f) Whenever at any time after the Swing Loan Bank has received from any Bank such Bank's participation interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the Swing Loan Bank will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Loan Bank is required to be returned, such Bank will return to the Swing Loan Bank any portion thereof previously distributed by the Swing Loan Bank to it.

                  (g) Each Bank's obligation to fund a Loan as provided in
Section 2.5(d) or to purchase participation interests pursuant to Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower or Guarantors may have against the Swing Loan Bank, the Borrower or Guarantors or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or Guarantors or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or Guarantors or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Swing Loan Bank as a Loan which was not funded by the non-purchasing Bank as contemplated by Section 2.8 and Section 12.4. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Loan made by each Bank under its Commitment.

      Section 2.6 INTEREST ON LOANS.

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Applicable Margin plus the Base Rate.

                  (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

                  (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

                  (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

      Section 2.7 REQUESTS FOR LOANS. Except with respect to the initial Loan on the Closing Date and Swing Loans, the Borrower shall give to the Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed in writing in the form of EXHIBIT C hereto) of each Loan requested hereunder (a "Loan Request") by 11:00 a.m. (Boston Time) no less than one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three
(3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 2.10), and (ii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.7, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than one (1) Business Day prior to the Drawdown Date of any Base Rate Loan or three (3) Business Days prior to the Drawdown Date of any LIBOR Rate Loan. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; PROVIDED, HOWEVER, that there shall be no more than eight (8) LIBOR Rate Loans outstanding at any one time.

      Section 2.8 FUNDS FOR LOANS.

                  (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans (other than Swing Loans), each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.7. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.4.

                  (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

      Section 2.9 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, the Issuing Bank shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of EXHIBIT D hereto (a "Letter of Credit Request") to the Issuing Bank, PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Outstanding Letters of Credit shall not exceed Ten Million Dollars ($10,000,000.00), (iii) in no event shall the sum of (A) the Loans Outstanding,
(B) the sum of Swing Loans Outstanding and (C) the amount of Letters of Credit Outstanding (after giving effect to all Letters of Credit requested and any Letters of Credit accepted but unpaid) exceed the lesser of (1) the Borrowing Base or (2) the Total Commitment, (iv) the conditions set forth in Sections 10 and 11 shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Each Letter of Credit Request shall be executed by an officer of Borrower. The Issuing Bank shall be entitled to conclusively rely on such Person's authority to request a Letter of Credit on behalf of Borrower. The Issuing Bank shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Bank and the Majority Banks otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending on the date which is fifteen (15) days prior to the Maturity Date (but in any event the term shall not extend beyond the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Loan.

                  (b) Each Letter of Credit Request shall be submitted to the Issuing Bank at least ten (10) Business Days (or such shorter period as the Issuing Bank may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and
(ii) a certification by the chief financial or chief accounting officer of Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Bank such additional applications and documents as the Issuing Bank may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

                  (c) The Issuing Bank shall, if it approves of the content of the Letter of Credit Request (which approval shall not be unreasonably withheld), and subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before ten (10) Business Days following receipt of the documents last due pursuant to Section 2.9(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank in its reasonable discretion. Upon issuance of a Letter of Credit, the Issuing Bank shall provide notice of the issuance of such Letter of Credit to the Banks and shall provide a copy of such Letter of Credit to any Bank that requests a copy.

                  (d) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a participation therein from Issuing Bank in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit. No Bank's obligation to participate in a Letter of Credit shall be affected by any other Bank's failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

                  (e) Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Bank (i) for its own account, a Letter of Credit fee calculated at the rate of one-eighth of one percent (0.125%) per annum of the amount available to be drawn under such Letter of Credit (which fee shall not be less than $1,000.00 in any event), and (ii) for the accounts of the Banks in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to LIBOR Rate Loans on the amount available to be drawn under such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to Issuing Bank for its own account within five (5) days of demand of Issuing Bank the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Bank.

                  (f) In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Bank by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement and the Agent shall promptly notify each Bank by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Bank shall promptly and unconditionally pay to the Agent, for the Issuing Bank's own account, an amount equal to such Bank's Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Bank shall not make such amount available on the Business Day on which such draw is funded, such Bank agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate. Further, such Bank shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Bank was required to fund pursuant to this Section 2.9(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in Section 12.4. The failure of any Bank to make funds available to the Agent in such amount shall not relieve any other Bank of its obligation hereunder to make funds available to the Agent pursuant to this Section 2.9(f).

                  (g) If after the issuance of a Letter of Credit pursuant to
Section 2.9(c) by the Issuing Bank, but prior to the funding of any portion thereof by a Bank, one of the events described in Section 12.1(h), (i) or (j) shall have occurred, each Bank will, on the date such Loan pursuant to Section 2.9(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Bank will immediately transfer to the Issuing Bank in immediately available funds the amount of its participation and upon receipt thereof the Issuing Bank will deliver to such Bank a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

                  (h) Whenever at any time after the Issuing Bank has received from any Bank any such Bank's payment of funds under a Letter of Credit and thereafter the Issuing Bank receives any payment on account thereof, then the Issuing Bank will distribute to such Bank its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank's participation interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Issuing Bank is required to be returned, such Bank will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it.

                  (i) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                  (j) Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Bank nor any Bank will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof;
(vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Bank. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Bank or the Banks hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Bank or the other Banks in good faith will be binding on Borrower and will not put Agent, Issuing Bank or the other Banks under any resulting liability to Borrower.

      Section 2.10 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans (a) for refinancing certain indebtedness of Price Enterprises, Inc. (the predecessor of Borrower) and Excel Legacy Corporation existing as of the Closing Date, (b) for paying certain expenses relating to the Transaction, and (c) for working capital purposes of the Borrower (including without limitation the payment of Distributions and Preferred Distributions).

      Section 3.  REPAYMENT OF THE LOANS.

      Section 3.1 STATED MATURITY. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      Section 3.2 MANDATORY PREPAYMENTS.

                  (a) If at any time the sum of the aggregate outstanding principal amount of the Loans and the Letters of Credit Outstanding exceeds the Total Commitment or the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Bank.

                  (b) Unless the Borrower shall have provided to the Agent a Compliance Certificate with respect to any proposed or completed sale, transfer, casualty, condemnation or other disposition of any of the Unencumbered Borrowing Base Properties, adjusted in the best good-faith estimate of the Borrower to give effect to such event and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such event, all of the Borrower's interest in the gross proceeds of each and every sale, transfer, casualty, condemnation or other disposition of any of the Unencumbered Borrowing Base Properties, less all reasonable costs, expenses and commissions paid to unrelated parties as a part of such sale, transfer, casualty, condemnation or other disposition, shall be promptly paid by the Borrower to the Agent for the account of the Banks as a prepayment of the Loans to the extent of the outstanding balance of the Loans.

      Section 3.3 OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; PROVIDED, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans is made on a date that is not the last day of the Interest Period relating thereto, such payment shall be accompanied by the payment of any amounts payable pursuant to
Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and at least three (3) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 3.3 of any LIBOR Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid. Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

      Section 3.4 PREPAYMENTS. Each partial prepayment of the Loans under
Section 3.2 and Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of any Outstanding Swing Loans, and next to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

      Section 3.5 EFFECT OF PREPAYMENTS. Amounts of the Loans prepaid under
Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.

      Section 3.6 PROCEEDS FROM DEBT OR EQUITY OFFERING. Unless otherwise waived by the Majority Banks, the Borrower shall cause all gross proceeds of each and every Debt Offering and Equity Offering, less all reasonable costs, fees, expenses, underwriting commissions, fees and discounts incurred in connection therewith, to be paid to the Agent for the account of the Banks as a prepayment of the Loans within thirty (30) days of the date of such offering to the extent of the outstanding balance of the Loans.

      Section 4.  CERTAIN GENERAL PROVISIONS

      Section 4.1 CONVERSION OPTIONS.

                  (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; PROVIDED that
(i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than eight (8) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such Conversion Request, the Agent shall notify each of the Banks thereof. All or any part of the outstanding Loans of any Type may be converted as provided herein, PROVIDED that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                  (b) Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; PROVIDED that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                  (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

      Section 4.2 CLOSING FEE. On the Closing Date, the Borrower shall pay to Fleet a facility and loan structuring fee pursuant to the Agreement Regarding Fees, which fees shall be fully earned and non-refundable. Fleet shall pay on the Closing Date to the other Banks a closing fee in accordance with their separate agreement.

      Section 4.3 AGENT'S FEE. The Borrower shall pay to the Agent, for the Agent's own account, an annual Agent's fee as provided in the Agreement Regarding Fees. The Agent's fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Agent's fee shall also be paid upon the Maturity Date or earlier termination of the Commitments. The Agent's fee for any partial quarter shall be prorated.

      Section 4.4 FUNDS FOR PAYMENTS.

                  (a) All payments of principal, interest, facility fees, Agent's fees, letter of credit fees, closing fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 11:00 a.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with Fleet, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks (including the Swing Loan Bank) under the Loan Documents.

                  (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks (including the Swing Loan
Bank) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  (c) Each Bank organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Bank receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Bank will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED that if at any time thereafter such Bank is required to return such refund, the Borrower shall promptly repay to such Bank the amount of such refund.

                  (d) The obligations of the Borrower to the Banks under this Agreement (and of the Banks to make payments to the Issuing Bank with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Banks (other than the defense of payment to the Banks in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Bank; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Bank to conform to the terms of a Letter of

Credit (if, in Issuing Bank's good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
(xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Bank.

      Section 4.5 COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered PRIMA FACIE evidence of such amount.

      Section 4.6 INABILITY TO DETERMINE LIBOR RATE. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

      Section 4.7 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

      Section 4.8 ADDITIONAL INTEREST. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in
Section 12.1, the Borrower will pay to the Agent upon demand for the account of the applicable Banks in accordance with their respective Commitment Percentages (or to the Swing Loan Bank with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate such Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan (including any spread over such LIBOR Rate) MINUS (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above). Such amount shall be reduced to present value by using the rate on the United States Treasury Securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

      Section 4.9 ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment (including the Swing Loan Commitment), a Letter of Credit or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                  (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit from, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment (including the Swing Loan Commitment), a Letter of Credit or any class of loans or commitments of which any of the Loans or such Bank's Commitment (including the Swing Loan Commitment) forms a part; and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Bank's Commitment (including the Swing Loan Commitment), or

                  (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment (including the Swing Loan Commitment) or any of the Loans or the Letters of Credit, or

                  (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent. Notwithstanding the foregoing, the Borrower shall have the right, in lieu of making the payment referred to in this Section 4.9, to prepay the Loans and terminate the Commitments within thirty (30) days of such demand and avoid the payment of the amounts otherwise due under this Section 4.9, provided, however, that the Borrower shall be required to pay together with such prepayment of the Loans all other costs, damages and expenses otherwise due under Section 4.8 of this Agreement.

      Section 4.10 CAPITAL ADEQUACY. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrower shall have the right, in lieu of making the payment referred to in this Section 4.10, to prepay the Loans and terminate the Commitments within thirty (30) days of such demand and avoid the payment of the amounts otherwise due under this Section 4.10, provided, however, that the Borrower shall be required to pay together with such prepayment of the Loans all other costs, damages and expenses otherwise due under Section 4.8 of this Agreement.

      Section 4.11 INDEMNITY OF BORROWER. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

      Section 4.12 INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Banks shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable at such time (the "Default Rate"), until such amount shall be paid in full (after as well as before judgment), or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrowers shall pay a late charge equal to five percent (5%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

      Section 4.13 CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or Section
4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

      Section 4.14 LIMITATION ON INTEREST. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

      Section 5.  SECURITY

      Section 5.1 UNSECURED LOAN. The Banks have agreed to make the Loans and issue the Letters of Credit to the Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty.

      Section 5.2 ADDITIONAL GUARANTORS. In the event that Borrower shall, after the Closing Date, have an Investment in any Subsidiary in which Borrower directly or indirectly owns a one hundred percent (100%) interest, Borrower shall cause each such Subsidiary to execute and deliver to Agent a Guaranty, and such Subsidiary shall become a Guarantor hereunder (each such Subsidiary is an "Additional Guarantor"); provided, however, to the extent Borrower has an Investment in any such Subsidiary which is established as a special purpose entity to own Real Estate or equity interests related thereto and any loan documents, if any, to which any new Subsidiary directly owning title to any Real Estate is a party prohibit such new Subsidiary from guarantying the Obligations, Borrower shall not be obligated to cause such new Subsidiary to become a Guarantor. Borrower further covenants and agrees that Borrower shall cause each Subsidiary of Borrower that becomes a Guarantor pursuant to this
Section 5.2 to become a party to the Contribution Agreement. The organizational agreements of each such Subsidiary created after the Closing Date shall specifically authorize each such Subsidiary to guarantee the Obligations and to execute the Contribution Agreement. Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Guaranty, Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

      Section 5.3 RELEASE OF CERTAIN GUARANTORS. In the event that a Guarantor shall transfer all of its assets for fair value and for cash in the ordinary course of its business, then such Guarantor may be released by Agent from liability under the Guaranty provided that the Borrower shall deliver to Agent evidence satisfactory to Agent that (a) the Borrower will be in compliance with all covenants of this Agreement after giving effect to such sale and release,
(b) such Guarantor shall be legally dissolved after its release from the Guaranty, and (c) the net cash proceeds from such sale are being distributed to Borrower as part of such dissolution. The provisions of this Section 5.3 shall not apply to Excel Legacy Holdings, Excel Legacy Corporation or any Guarantor which may own an Unencumbered Borrowing Base Property or any direct or indirect interest in an Unencumbered Borrowing Base Property.

      Section 6.  REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Agent and the Banks as follows:

      Section 6.1 CORPORATE AUTHORITY, ETC.

                  (a) INCORPORATION; GOOD STANDING. The Borrower is a Maryland corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of Maryland. Each Guarantor is a corporation, limited partnership, limited liability company or other form of entity specified in SCHEDULE 6.1(a) hereto pursuant to its organizational agreements and is validly existing and in good standing under the laws of the state of its organization set forth in SCHEDULE 6.1(a) hereto. Each of the Borrower and the Guarantors (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Borrowing Base Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person. The Borrower conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of,
Section 856 of the Code, and has elected to be treated and is entitled to the benefits of a real estate investment trust thereunder. The Guarantors are Subsidiaries of the Borrower. All of the capital stock of the Borrower and its Subsidiaries has been issued in compliance with all applicable laws.

                  (b) SUBSIDIARIES. Each of the Subsidiaries of the Borrower and the Guarantors (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantors or such Subsidiary. Excel Legacy Holdings and Borrower have elected to treat Excel Legacy Holdings as a taxable REIT subsidiary of Borrower pursuant to the Code.

                  (c) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

                  (d) ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 6.2 APPROVALS. The execution, delivery and performance by the Borrower and the Guarantors of this Agreement and the other Loan Documents to which such Person is a party and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent or approval of, or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

      Section 6.3 TITLE TO PROPERTIES; LEASES. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date or acquired since that date except the minority interests reflected therein (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, the Borrower and its Subsidiaries have good and marketable fee simple title to all real property reasonably necessary for the operation of its business in whole, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. The Borrower or one of its Subsidiaries, as the case may be, is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property.

      Section 6.4 FINANCIAL STATEMENTS. The Borrower has furnished to the
Agent: (a) the pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date and their related pro forma consolidated statements of operations and cash flows certified by an officer of the Borrower, (b) an unaudited statement of operating income for each of the properties within the Unencumbered Borrowing Base Properties as of the Closing Date for the fiscal quarter ended March 31, 2001 satisfactory in form to the Agent and certified by the chief financial officer of the Borrower, as fairly presenting the operating income for such parcels for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Guarantors and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantors and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantors or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

      Section 6.5 NO MATERIAL CHANGES. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantors and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower, as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

      Section 6.6 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

      Section 6.7 LITIGATION. Except as set forth on SCHEDULE 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such Person threatened against the Borrower, the Guarantors or any of their respective Subsidiaries before any court, tribunal, administrative agency or board, mediator or arbitrator (a) that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents, or (b) that arise out of or relate to the Transaction. There are no judgments outstanding against or affecting the Borrower, the Guarantors or any of their respective Subsidiaries or any of their properties individually or in the aggregate involving amounts in excess of $5,000,000.00.

      Section 6.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower, the Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any mortgage, indenture, contract, agreement or other instrument that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business, assets or financial condition of any of them.

      Section 6.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

      Section 6.10 TAX STATUS. The Borrower, the Guarantors and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except in such cases as a valid extension has been obtained, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

      Section 6.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      Section 6.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, the Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of such Persons an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      Section 6.13 ABSENCE OF U.C.C. FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Guarantors or their respective Subsidiaries or rights thereunder.

      Section 6.14 CERTAIN TRANSACTIONS. Except as set forth in the Prospectus and other arms-length transactions on terms that would be acceptable to an unaffiliated entity, none of the partners, officers, trustees, directors, or employees of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as partners, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      Section 6.15 EMPLOYEE BENEFIT PLANS. The Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Unencumbered Borrowing Base Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

      Section 6.16 REGULATIONS T, U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

      Section 6.17 ENVIRONMENTAL COMPLIANCE. The Borrower has taken or caused to be taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

            (a) With respect to the Unencumbered Borrowing Base Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, except as set forth in SCHEDULE 6.17, none of the Borrower, the Guarantors or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Unencumbered Borrowing Base Properties or other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries.

            (b) Neither the Borrower, the Guarantors nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
(1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Guarantors or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

            (c) With respect to the Unencumbered Borrowing Base Properties, and to the best of the Borrower's knowledge, with respect to any other Real Estate, except as set forth in SCHEDULE 6.17, or in the case of Real Estate acquired after the date hereof, except as may be disclosed in writing to the Agent upon the acquisition of the same: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate except for such tanks as are monitored and maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors or any of their respective Subsidiaries or the operators of any of their properties, no Hazardous Substances have been generated or are being used on the Real Estate of such Person except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from such Real Estate or on, upon, into or from the other properties of the Borrower, the Guarantors or any of their respective Subsidiaries, which Release would have a material adverse effect on the value of any of such Real Estate or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of such Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Estate; and (v) any Hazardous Substances that have been generated on any of such Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge operating in compliance with such permits and applicable Environmental Laws. Upon the receipt by the Agent of any such disclosure, the Agent shall promptly notify the Banks thereof.

            (d) To the best of the Borrower's knowledge and belief, neither the Borrower, the Guarantors, their respective Subsidiaries nor any Real Estate of such Person is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

      Section 6.18 SUBSIDIARIES. SCHEDULE 6.18 sets forth all of the Subsidiaries of the Borrower and the Guarantors. The form and jurisdiction of organization of each of the Subsidiaries, the Borrower's or Guarantor's and each other Person's ownership interest therein, and the Real Estate owned by such Subsidiary is set forth in said SCHEDULE 6.18.

      Section 6.19 LOAN DOCUMENTS AND THE GUARANTORS. All of the representations and warranties of the Borrower and the Guarantors made in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantors has failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Banks, and the written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Unencumbered Borrowing Base Properties (other than projections and estimates) furnished to the Agent or the Banks in connection with this Agreement or the obtaining of the Commitments of the Banks hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower's and/or Guarantors' counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Banks may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

      Section 6.20 PROPERTY. All of the Borrower's, the Guarantors' and their respective Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this
Section 6.20. The Borrower further has completed or caused to be completed an appropriate investigation of the environmental condition of each such property as of the later of the date of the Borrower's, the Guarantors' or such Subsidiaries' purchase thereof or the date upon which such property was last security for Indebtedness of the Borrower, the Guarantors or such Subsidiary, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by such Person (except only real estate or other taxes or assessments, that are not yet due and payable). Except as set forth in SCHEDULE 6.20 hereto, there are no pending eminent domain proceedings against any property of the Borrower, the Guarantors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of the Borrower or the Guarantors. None of the property of Borrower, the Guarantors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of the Borrower or the Guarantors.

      Section 6.21 BROKERS. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

      Section 6.22 OTHER DEBT; MATERIAL AGREEMENTS. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower. SCHEDULE 6.22 hereto describes all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Subsidiary or their respective properties and entered into by the Borrower and/or such Subsidiary as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Subsidiary in an amount equal to or greater than $1,000,000.00 and all other material agreements or contemplated transactions of the Borrower and its Subsidiaries.

      Section 6.23 SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

      Section 6.24 TRANSACTION IN BEST INTERESTS OF BORROWER; CONSIDERATION. The transactions evidenced by this Agreement and the other Loan Documents are in the best interests of the Borrower, each Guarantor, their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

      Section 6.25 THE OWNERSHIP OF GUARANTORS. Borrower is the sole shareholder of Excel Legacy Corporation. Excel Legacy Corporation is the sole shareholder of Excel Legacy Holdings.

      Section 6.26 CONTRIBUTION AGREEMENT. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 7. AFFIRMATIVE COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or issue Letters of Credit:

      Section 7.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

      Section 7.2 MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      Section 7.3 RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts for all taxes (including income taxes), depreciation, depletion and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. Neither the Borrower nor its Subsidiaries shall, without the prior written consent of the Majority Banks, make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described Section 6.4. The Borrower shall not, without the prior written consent of the Majority Banks, change its fiscal year.

      Section 7.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver or cause to be delivered to the Agent with sufficient copies for delivery to each of the Banks:

            (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Price Waterhouse Coopers, Ernst & Young or by another "Big Five" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of the Borrower and its Subsidiaries, together with a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Agent or the Banks for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of the Borrower,
(i) copies of Form 10-Q filed with the SEC, or in the event that the Borrower is not required to file a Form 10-Q, then (ii) copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and within thirty (30) days of the filing by the Borrower of a Form 8-K with the SEC, or the filing with the SEC of any other document amending any other filing made by the Borrower, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of EXHIBIT E hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date. The Compliance Certificate shall also be accompanied by the following:

                  (i) a Borrowing Base Certificate in the form attached to the Compliance Certificate pursuant to which the Borrower shall calculate the amount of the Borrowing Base as of the end of the immediately preceding fiscal quarter of the Borrower. All income, expense and value associated with Unencumbered Borrowing Base Properties disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by copies of the statements of Net Operating Income for such fiscal quarter for each of the Unencumbered Borrowing Base Properties, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer or chief accounting officer of Borrower that the information contained in such statement fairly presents the Net Operating Income of the Unencumbered Borrowing Base Properties for such periods;

                  (ii) a statement of Consolidated EBITDA for such fiscal quarter for the Borrower and its Subsidiaries, prepared on a basis consistent with the statement furnished pursuant to Section 6.4, together with a certification by the chief financial or chief accounting officer of the Borrower that the information contained in such statement fairly presents the Consolidated EBITDA of the Borrower and its Subsidiaries for such period;

                  (iii) a consolidated operating statement and a summary Rent Roll with respect to the Unencumbered Borrowing Base Properties in a form reasonably satisfactory to the Agent;

                  (iv) a list setting forth the following information with respect to each new Subsidiary of the Borrower: (A) the name and structure of the Subsidiary, (B) a description of the property owned by such Subsidiary, and (C) such other information as the Agent may reasonably request;

                  (v) a statement (A) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired, the acquisition cost, its Net Rentable Area, its occupancy level for the quarter most recently ended, its Net Operating Income for rolling two (2) quarters, and major tenants and percentage of Net Rentable Area occupied, (B) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the current outstanding amount of such Indebtedness and unfunded amounts available under any such facilities, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (C) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development; and

                  (vi) a list of the Unencumbered Borrowing Base Properties and the certification of the chief financial or chief accounting officer of the Borrower that the Unencumbered Borrowing Base Properties comply with the terms of Sections 6.17, 6.20 and 7.13;

            (d) concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

            (e) concurrently with the delivery of the financial statement referred to in Section 7.4(a), a certification that Section 7.8 has been satisfied with respect to the Unencumbered Borrowing Base Properties;

            (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrower;

            (g) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of each of the Borrower and Guarantors;

            (h) not later than five (5) Business Days after the Borrower receives notice of the same from any Rating Agency or otherwise learns of the same, notice of the issuance of any change in the Rating by any Rating Agency in respect of any debt of the Borrower (including any change in a Rating), together with the details thereof, and of any announcement by such Rating Agency that any such Rating is "under review" or that any such Rating has been placed on a watch list or that any similar action has been taken by such Rating Agency (collectively a "Rating Notice");

            (i) as soon as practicable, and, in any event, within sixty (60) days after each June 30 and December 31, projected consolidated cash flows for Borrower and its Subsidiaries for the current fiscal quarter and the immediately following four (4) fiscal quarters;

            (j) upon the request of Agent following the occurrence of a material capital event affecting Borrower, projected compliance with the covenants set forth in Sections 7.13, 8.1, 8.2, 8.3, 8.7, 8.9 and Article 9; and

            (k) from time to time such other financial data and information in the possession of the Borrower or its respective Subsidiaries (including without limitation auditors' management letters, evidence of payment of taxes, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any of such Persons) as the Agent may reasonably request.

      Section 7.5 NOTICES.

            (a) DEFAULTS. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof or the existence of which claimed default might become an Event of Default under Section 12.1(g), the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

            (b) ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent (i) upon the Borrower or the Guarantors obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that the Borrower, the Guarantors or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of such Person.

            (c) NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the Guarantors or any of their respective Subsidiaries or to which any of such Persons is or is to become a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantors and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, the Guarantors, any of their respective Subsidiaries in an amount individually or in the aggregate in excess of $5,000,000.00.

            (d) NOTICE OF PROPOSED SALES, ENCUMBRANCES, REFINANCE OR TRANSFER. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Unencumbered Borrowing Base Property or any other Investment within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. For the purposes hereof, a proposed sale shall mean a sale with respect to which a letter of intent or contract has been executed. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any assets of Borrower or its Subsidiaries involving individually or in a series of related transactions an aggregate amount in excess of $50,000,000.00, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a certification of the chief financial officer of the Borrower that no Default or Event of Default shall exist after giving affect to such event.

            (e) ERISA. The Borrower will give notice to the Agent within five (5) Business Days after the Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

            (f) NOTIFICATION OF BANKS. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

      Section 7.6 EXISTENCE; MAINTENANCE OF PROPERTIES.

            (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their respective legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. Borrower shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status, and shall continue to elect to receive REIT Status. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

            (b) Irrespective of whether proceeds of the Loans are available for such purpose, the Borrower (i) will cause all of its properties and those of the Guarantors and their respective Subsidiaries used or useful in the conduct of its business or the business of such Persons to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of the Borrower, the Guarantors or their respective Subsidiaries.

            (c) The common stock of the Borrower shall at all times be listed for trading and be traded on the American Stock Exchange or the New York Stock Exchange.

            (d) In the event that Borrower obtains a Qualifying Rating for the purposes of determining the Applicable Margin, Borrower shall at all times thereafter pay such monitoring, surveillance or similar fees as may be required by the applicable Rating Agency to continue to monitor the Borrower, and the Borrower shall upon the request of Agent provide evidence to Agent of the payment thereof.

      Section 7.7 INSURANCE. The Borrower will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Borrower, the Guarantors, their respective Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

      Section 7.8 TAXES. The Borrower, the Guarantors and their respective Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, such Person either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

      Section 7.9 INSPECTION OF PROPERTIES AND BOOKS. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Bank's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request; provided that if an Event of Default shall have occurred, Borrower shall be responsible for the expense of such visits and inspections. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

      Section 7.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will comply with, and will cause the Guarantors and each of their respective Subsidiaries to comply in all respects with (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan, Note or Letter of Credit is outstanding or the Banks have any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      Section 7.11 FURTHER ASSURANCES. The Borrower will cooperate with, and will cause each of the Guarantors and their respective Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      Section 7.12 MANAGEMENT; BUSINESS OPERATIONS. The Borrower shall cause all Unencumbered Borrowing Base Properties at all times to be managed by the Borrower and no change shall occur in such management without the prior written approval of the Agent. The Borrower, the Guarantors and their respective Subsidiaries shall operate their respective businesses as described in the Prospectus and in compliance with the terms and conditions of this Agreement and the Loan Documents. The Borrower shall at all time comply with all requirements of applicable laws necessary to maintain REIT Status on a self-directed and self-maintained basis, and shall elect to be treated as a real estate investment trust under the Code.

      Section 7.13 UNENCUMBERED BORROWING BASE PROPERTIES.

            (a) The Unencumbered Borrowing Base Properties shall at all times satisfy all of the following conditions:

                  (i) each of the Unencumbered Borrowing Base Properties shall be owned 100% by the Borrower or, subject to the terms of this Agreement, a Guarantor free and clear of all Liens other than the Liens permitted in Section 8.2(i), (iii) and (v);

                  (ii) to the best of the Borrower's knowledge and belief, none of the Unencumbered Borrowing Base Properties shall have any material title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property;

                  (iii) prior to inclusion of Real Estate within the Unencumbered Borrowing Base Property, Borrower shall have delivered to Agent a physical description of the Real Estate and current rent rolls, operating statements and an operating and capital expenditure budget for such Real Estate reasonably satisfactory to the Agent;

                  (iv) each of the Unencumbered Borrowing Base Properties shall consist solely of Real Estate (A) which is located within the contiguous 48 states of the continental United States, (B) which is a Retail Center approved by the Majority Banks and is consistent with Borrower's business strategy on the date of this Agreement or, subject to the approval of the Majority Banks, an income producing operating property that is utilized principally for office or self-storage uses, (C) which contains improvements that are in operating condition and available for occupancy, and (D) with respect to which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect; and

                  (v) the number of properties within the Unencumbered Borrowing Base Properties shall not be less than ten (10), and the Majority Banks shall be required to provide their prior approval of the removal of any property as an Unencumbered Borrowing Base Property;

                  (vi) each Unencumbered Borrowing Base Property shall consist solely of Real Estate which has an occupancy level of tenants in possession (but not on a holdover or month-to-month basis) and operating and which are no more than thirty (30) days in default of at least eighty-five percent (85%) of the Net Rentable Area within such Unencumbered Borrowing Base Property for the previous fiscal quarter of the Borrower based on bona fide arms-length tenant leases requiring current rental payments and which are in full force and effect (provided, however, that in the event that the occupancy level of a Property that has been accepted as an Unencumbered Borrowing Base Property shall fall below such threshold, such property shall not be required to be removed as an Unencumbered Borrowing Base Property in the event that the occupancy level satisfies the foregoing test within six (6) months after the close of the fiscal quarter in which such property first fell below such threshold); and

                  (vii) no more than twenty percent (20%) of the Borrowing Base (based upon the Asset Value of the Unencumbered Borrowing Base Properties), other than the

Unencumbered Borrowing Base Property commonly known as Pentagon City, shall be located in any single metropolitan area;

                  (viii) no one office or retail tenant shall comprise more than ten percent (10%) (twenty percent (20%) if the tenant has a Rating of BBB- or better from S&P or Baa3 or better from Moody's) of the Net Operating Income generated by the Unencumbered Borrowing Base Properties within the Borrowing Base;

                  (ix) no Unencumbered Borrowing Base Property (based upon the Asset Value of the Unencumbered Borrowing Base Properties), other than the Unencumbered Borrowing Base Property commonly known as Pentagon City, shall comprise more than fifteen percent (15%) of the Borrowing Base; and

                  (x) the Unencumbered Borrowing Base Properties (based upon the Asset Value of the Unencumbered Borrowing Base Properties) owned by the Guarantors shall not exceed ten percent (10%) of the Borrowing Base.

            (b) In the event that all or any material portion of a property within the Unencumbered Borrowing Base Properties shall be damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Borrowing Base Properties unless and until any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the value and Net Operating Income of such Real Estate following such repair or restoration.

            (c) In the event that any Subsidiary of the Borrower that is not a Guarantor owns Real Estate which would otherwise qualify as an Unencumbered Borrowing Base Property and the Borrower desires for the same to become an Unencumbered Borrowing Base Property, then such property may become an Unencumbered Borrowing Base Property but only in the event that all of the terms and conditions of this Section 7.13(c) are satisfied:

                  (i)     Such Subsidiary shall be an Additional Guarantor;

                  (ii) The organizational agreements of such Subsidiary or such other resolutions or consents satisfactory to Agent shall specifically authorize such Subsidiary to guaranty the Obligations and to pledge the assets of such Subsidiary as security for the Obligations and the Borrower shall certify to the Agent that applicable law does not preclude such Subsidiary from executing such guaranty or pledging its assets to secure the Obligations;

                  (iii) All covenants, agreements, and representations in the Loan Documents herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct with respect to such Additional Guarantor;

                  (iv) No Default or Event of Default shall exist or might exist in the event that such Subsidiary becomes an Additional Guarantor or acquires such assets; and

                  (v) The Real Estate assets acquired or owned by such Additional Guarantor shall qualify as Unencumbered Borrowing Base Properties hereunder, and such assets, when taken together with the other Real Estate assets owned by the Guarantors, shall not exceed ten percent (10%) of the total Asset Value of the Unencumbered Borrowing Base Properties.

            (d) Notwithstanding the terms of Section 7.13(a)(iv)(B), the Real Estate commonly known as Maple Shade may be admitted as an Unencumbered Borrowing Base Property without the approval of the Majority Banks at such time as Lowe's Home Centers, Inc. has executed a lease for all of the vacant improvements thereon and commenced the payment of rent thereunder, and provided that the other provisions of this Section 7.13 are satisfied.

      Section 7.14 LIMITING AGREEMENTS.

            (a) Neither Borrower, any Guarantor nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's or any Guarantor's ability to pledge to Agent the Unencumbered Borrowing Base Properties which are owned by the Borrower or such Guarantor as security for the Loans. Borrower shall take, and shall cause the Guarantors and their respective Subsidiaries to take, such actions as are necessary to preserve the right and ability of Borrower and the Guarantors to pledge the Unencumbered Borrowing Base Properties as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrower, the Guarantors or any of their respective Subsidiaries.

            (b) Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this
Section 7.14, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's or any Guarantor's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of the Borrower or any of its Subsidiaries.

      Section 7.15 DISTRIBUTIONS OF INCOME TO THE BORROWER. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its Debt Service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices; provided, however, that Excel Legacy Holdings shall be permitted, subject to Section 8.3(m), to reinvest such amounts without distributing the same to Borrower.

      Section 7.16 MORE RESTRICTIVE AGREEMENTS. Without limiting the terms of
Section 8.1, should the Borrower or any Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants (whether affirmative or negative), warranties, representations, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower, any Guarantor or their respective Subsidiaries than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by Majority Banks, the Borrower, the Agent and the Majority Banks shall (and, if applicable, the Borrower shall cause the Guarantors to) promptly amend this Agreement and the other Loan Documents to include some or all or such more restrictive provisions as determined by the Majority Banks in their sole discretion.

      Section 7.17 PLAN ASSETS. The Borrower will do, or cause to be done, all things necessary to ensure that none of the Unencumbered Borrowing Base Properties will be deemed to be Plan Assets at any time.

      Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Banks has any obligation to make any Loans or issue Letters of Credit:

      Section 8.1 RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a)   Indebtedness to the Banks arising under any of the Loan
Documents;

            (b) current liabilities of the Borrower and its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

            (d) Indebtedness in respect of judgments or awards only to the extent, for the period and for an amount not resulting in a Default;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e);

            (g) subject to the provisions of Section 8.1(h) and Section 9, secured Indebtedness of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not exceeding forty percent (40%) of the Borrower's Adjusted Consolidated Total Assets;

            (h) subject to the provisions of Section 9, secured or unsecured recourse Indebtedness, provided that (i) the aggregate outstanding principal amount of such Indebtedness (excluding the Obligations) shall not exceed fifteen percent (15%) of the Borrower's Adjusted Consolidated Total Assets, and (ii) with respect to any Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (a) and (b) of the definition of "Indebtedness" that is not traditional project-secured financing (other than existing Indebtedness of the Borrower and its Subsidiaries described on
SCHEDULE 8.1(h) hereto) at the time such Indebtedness is issued the scheduled maturity date of such Indebtedness is not sooner than 180 days after the Maturity Date, and PROVIDED FURTHER that neither the Borrower nor any of its Subsidiaries shall incur any of the Indebtedness described in this Section 8.1(h) that is not traditional project-secured financing unless it shall have provided to the Banks prior written notice of the proposed issuance of such Indebtedness, a statement that no Default or Event of Default exists and a certificate that the Borrower will be in compliance with its covenants referred to therein after giving effect to such incurrence; and PROVIDED FURTHER that the aggregate outstanding principal amount of any unsecured debt of Borrower and its Subsidiaries otherwise permitted pursuant to this Section 8.1(h) shall not exceed $50,000,000.00. Notwithstanding anything herein to the contrary, none of the Indebtedness described in this Section 8.1(h) shall have any of the Unencumbered Borrowing Base Properties as a borrowing base, unencumbered asset pool or any similar form of credit support for such Indebtedness.

      Section 8.2 RESTRICTIONS ON LIENS, ETC. The Borrower will not, and will not permit its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, subject to Borrower's rights pursuant to Section 7.8; (e) assign, pledge or encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.1(d);

                  (iii) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, landlord's or lessor's liens under leases to which the Borrower or any Subsidiary of the Borrower is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (iv) liens on Real Estate and Short-term Investments (other than the Unencumbered Borrowing Base Properties or any interest therein, including the rents and profits therefrom) securing Indebtedness permitted by Section 8.1(g) or Section 8.1(h); and

                  (v) liens in favor of the Agent and the Banks as security for the Obligations.

Notwithstanding anything herein to the contrary, Borrower shall not create or incur or suffer to be created or incurred any Lien on any direct or indirect interest of Borrower in any of its Subsidiaries.

      Section 8.3 RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

            (b)   marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

            (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Bank or any United States banks having total assets in excess of $100,000,000; PROVIDED, HOWEVER, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $2,500,000;

            (d) securities commonly known as "commercial paper" issued by any Bank or by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's or by S&P at not less than "P1" if then rated by Moody's, and not less than "A1", if then rated by S&P;

            (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's or by S&P at not less than "Aa" if then rated by Moody's and not less than "AA" if then rated by S&P;

            (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

            (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

            (h)   Subject to the provisions of this Section 8.3 and Section
9.6 hereof, Investments in fee interests in Real Estate utilized principally for Retail Uses, and with respect to assets owned as of the date hereof or as otherwise approved by the Majority Banks, office uses and self-storage uses;

            (i) Subject to the provisions of this Section 8.3, Investments in (a) Joint Ventures the accounts of which are consolidated with the accounts of Borrower, (b) Joint Ventures the accounts of which are not consolidated with the accounts of Borrower, and (c) Notes Receivable, provided that in no event shall such Investments (including, without limitation, any such Investments by Excel Legacy Holdings) exceed (x) twenty percent (20%) of the Borrower's Adjusted Consolidated Total Assets for the period through and including September 30, 2002, (y) fifteen percent (15%) of the Borrower's Adjusted Consolidated Total Assets for the period of October 1, 2002 through and including September 30, 2003, and (z) ten percent (10%) of Borrower's Adjusted Consolidated Total Assets thereafter;

            (j) Investments in wholly-owned Subsidiaries of the Borrower (other than Excel Legacy Holdings) that own assets of the type that Borrower is permitted to own pursuant to this Agreement;

            (k) Any common or preferred stock issued by Borrower which has been repurchased by Borrower or any Subsidiary of Borrower, provided that in no event shall such Investment exceed in the aggregate $15,000,000.00 or such greater amount as may be approved by the Majority Banks;

            (l)   Subject to the provisions of this Section 8.3 and Section
9.6 hereof, investments in undeveloped or non-income producing land;

            (m) Investments in Excel Legacy Holdings, which may engage in such businesses as Borrower may determine, provided that (i) the aggregate amount of direct or indirect Investment by Borrower in Excel Legacy Holdings and the value of Legacy Holding's assets determined in accordance with the terms of this Agreement shall not exceed the lesser of ten percent (10%) of Borrower's Adjusted Consolidated Total Assets or $100,000,000.00, and (ii) any Investments by Excel Legacy Holdings and its Subsidiaries in any of the Investments described in Section 8.3(i) shall be counted against the Investments otherwise permitted pursuant to such section, and in no event may any of such Investments by Excel Legacy Holdings exceed fifty percent (50%) of the Investments permitted pursuant to such section;

            (n) Loans to officers of Borrower, provided that the aggregate principal amount of such loans outstanding shall not exceed $10,000,000.00; and

            (o) For so long as the ratio (expressed as a percentage) of (1) the sum of the outstanding principal amount of the Loans and the Letters of Credit Outstanding to (2) the Total Commitment is less than twenty-five percent (25%), Investments in marketable securities of publicly traded real estate companies that engage principally in the ownership of Real Estate used for Retail Uses or office uses, provided that the aggregate amount of such Investment shall not exceed $25,000,000.00.

      Notwithstanding anything in this Agreement to the contrary, the Borrower will not permit the sum of (i) Investments pursuant to Section 8.3(i), PLUS
(ii) Construction in Progress pursuant to Section 8.9, PLUS (c) its direct and indirect interests in Land Assets pursuant to Section 9.6, to exceed thirty-five percent (35%) of Borrower's Adjusted Consolidated Total Assets.

      Section 8.4 MERGER, CONSOLIDATION. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any dissolution, liquidation, merger, reorganization, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition which may have a similar effect as any of the foregoing without the prior written consent of the Majority Banks, except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower where the Borrower is the surviving entity and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

      Section 8.5 SALE AND LEASEBACK. Without the Agent's prior written approval, the Borrower will not, and will not permit its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary thereof shall sell or transfer any Real Estate owned by it in order that then or thereafter such Person shall lease back such Real Estate; provided that the foregoing limitation shall not apply with respect to the administrative office of the Borrower.

      Section 8.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit the Guarantors or any of their respective Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for Hazardous Substances used in the ordinary course of business in the operation of such Real Estate and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

      The Borrower shall:

                  (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate; and

                  (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate of the Borrower, the Guarantors or any of their respective Subsidiaries (including without limitation any such Release or disposal occurring prior to the acquisition of such Real Estate by such Person) cause the prompt containment and removal of such Hazardous Substances and remediation of such Real Estate in full compliance with all applicable laws and regulations; PROVIDED, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own environmental engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

      At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Real Estate prepared by an environmental engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

      Section 8.7 DISTRIBUTIONS. The Borrower shall not make any Distributions which would cause it to violate any of the following covenants:

            (a) The Borrower shall not pay any Distribution to the shareholders of the Borrower if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters, would exceed ninety percent (90%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid; provided that the

Borrower shall be permitted to pay an amount in excess of such limit if necessary to permit the Borrower to maintain its REIT Status, as evidenced by a certification of the chief financial officer of the Borrower containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent; and

            (b) Notwithstanding the terms of Section 8.7(a), Borrower may, subject to the limitations set forth in this Agreement (including specifically, but without limitation, those contained in Section 8.7(c) and
Section 8.7(d)) make Distributions in order to enable Borrower or any Subsidiary of Borrower to repurchase in the aggregate up to $15,000,000.00 in common and preferred stock of Borrower, so long as (i) no Event of Default shall have occurred and be continuing on the date of any such repurchase and
(ii) no Default or Event of Default shall occur as a result of any such repurchase; and

            (c) In the event that an Event of Default shall have occurred and be continuing, the Borrower shall not make any Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of Borrower, as evidenced by a certification of the chief financial officer of the Borrower containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent; and

            (d) In the event that an Event of Default shall have occurred and be continuing and the maturity of the Obligations has been accelerated, the Borrower shall not make any Distributions whatsoever, either directly or indirectly unless approved by the Majority Banks.

      Section 8.8 ASSET SALES. Neither the Borrower nor any of its Subsidiaries shall sell, assign, lease or dispose of all or substantially all of their respective businesses or assets (whether now owned or hereafter acquired), either in a single transaction or in a series of transactions, or enter into any agreement to do any of the foregoing. Neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any asset other than for fair market value. Neither the Borrower nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate in excess of $50,000,000.00 (except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable) unless there shall have been delivered to the Agent a statement that no Default or Event of Default exists or will exist and a certification that the Borrower will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

      Section 8.9 DEVELOPMENT ACTIVITY. Neither the Borrower nor any Subsidiary or Joint Venture thereof shall engage, directly or indirectly, in the development of Real Estate or otherwise except for the development of Real Estate to be used principally for Retail Uses or the development by Excel Legacy Holdings and its Subsidiaries of Real Estate to be used principally for such purposes as Excel Legacy Holdings may determine, provided that, subject to Section 8.3, (a) the aggregate amount of Construction in Progress by Borrower and its Subsidiaries and Joint Ventures shall not at any time exceed fifteen percent (15%) of the Borrower's Adjusted Consolidated Total Assets, and (b) the aggregate amount of Construction in Progress by Excel Legacy Holdings and its Subsidiaries and Joint Ventures shall not at any time exceed $50,000,000.00. For purposes of this Section 8.9, the term "development" shall include new construction or the substantial renovation or expansion of improvements to real property, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for Retail Uses. Without limiting the foregoing, the Borrower acknowledges that for the purposes of this Agreement, except for any rights pursuant to option agreements that do not obligate the Borrower or any Subsidiary or Joint Venture to act pursuant thereto or pursuant to other agreements that limit the recourse of the other party thereto upon a default or breach by Borrower or any Subsidiary or Joint Venture thereunder to a reasonable earnest money deposit as liquidated damages, (1) any interest by the Borrower or any Subsidiary or Joint Venture in a property which is proposed to be developed, or any interest therein pursuant to which the Borrower or any Subsidiary or Joint Venture has the right to approve site plans or other plans and specifications or pursuant to which such parties' obligations are conditioned upon the achievement of certain leasing levels, (2) any agreement by the Borrower or any Subsidiary or Joint Venture which obligates such party to contribute or otherwise advance funds in connection with or upon completion of the development of a property, or (3) any acquisition of a property which is proposed to be developed or which is under development and lease-up at the time such agreement is entered into, shall be considered a "development" for the purposes of this Section 8.9. For the purposes of this Section 8.9, the obligation of a Borrower or any of its Subsidiaries under an agreement to acquire a property subject to this Section 8.9 shall be an amount equal to the lesser of (i) the purchase price or (ii) the liquidated damages specified in the acquisition agreement. Notwithstanding the foregoing, but except as otherwise approved by the Agent, neither the Borrower, any Guarantor nor any Subsidiary or Joint Venture of Borrower shall commence any development unless at least seventy percent (70%) (sixty percent (60%) with respect to the developments commonly known as Anaheim, Los Arcos, Newport and Glendale) of the gross leasable area of said project, including all anchors for Real Estate to be used for Retail Uses, is subject to a fully executed lease pursuant to which such tenants are unconditionally committed to take occupancy upon completion of such construction. Nothing herein shall prohibit the Borrower or any Subsidiary or Joint Venture thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

      Section 8.10 SOURCES OF CAPITAL. The Borrower shall, at all times that the Borrower or any of its Subsidiaries is engaging in any development as provided in Section 8.9 or has entered into any agreement to provide funds with respect to a development, maintain or have identified available sources of capital equal to the total cost to acquire and complete such developments and to satisfy such funding obligations, which sources of capital shall be acceptable to the Agent in its reasonable discretion. Amounts available to be disbursed for such purposes pursuant to this Agreement may be considered as a source of capital for the purposes of this Section 8.10.

      Section 8.11 RESTRICTION ON PREPAYMENT OF INDEBTEDNESS. Without the prior written consent of the Agent, neither Borrower nor any of its Subsidiaries shall prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence of any Event of Default; provided, however, that this Section 8.11 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1.

      Section 8.12 INTEREST IN GUARANTORS. The Borrower will not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, any sale, assignment, transfer, disposition, mortgage, pledge, hypothecation or encumbrance of its interest in any Guarantor or any dilution of its interest in any Guarantor.

      Section 8.13 DERIVATIVE OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivative Obligations other than the Interest Rate Contracts permitted pursuant to Section 8.1.

      Section 8.14 BANKRUPTCY REMOTE SUBSIDIARIES. Without the consent of the Agent, and except for the bankruptcy-remote subsidiaries described on SCHEDULE
8.14 hereto, neither the Borrower nor any of its Subsidiaries shall create any new single purpose, special purpose or other so-called bankruptcy remote subsidiaries (such as an entity to be a borrower in a REMIC), as determined by the Agent in its reasonable discretion.

      Section 9.  FINANCIAL COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or issue any Letter of Credit:

      Section 9.1 BORROWING BASE. The Borrower shall not permit the outstanding principal balance of the Loans and the Letters of Credit Outstanding to be greater than the Borrowing Base.

      Section 9.2 LIABILITIES TO ASSETS RATIO. The Borrower will not permit the ratio of the Adjusted Consolidated Total Liabilities of the Borrower and its Subsidiaries to the Adjusted Consolidated Total Assets of the Borrower and its Subsidiaries to exceed 0.55 to 1.

      Section 9.3 INTEREST COVERAGE. The Borrower will not permit (a) the product of the Consolidated EBITDA of the Borrower and its Subsidiaries for the then ending period of two (2) consecutive fiscal quarters (treated as a single accounting period) (the "Test Period") multiplied by two (2), to be less than (b) two (2) times the product of (i) the Interest Expense of the Borrower and its Subsidiaries for the Test Period multiplied by (ii) two (2). Notwithstanding the foregoing, compliance with the foregoing covenant shall be determined in the following manner: compliance with the foregoing covenant shall be first tested for the month ending October 31, 2001 by comparing the Consolidated EBITDA of Borrower and its Subsidiaries to the Interest Expense of the Borrower and its Subsidiaries both for the month of October, 2001; and compliance with the foregoing covenant shall be tested on December 31, 2001 by comparing the Consolidated EBITDA of Borrower and its Subsidiaries to the Interest Expense of Borrower and its Subsidiaries both for the period commencing on October 1, 2001 and continuing through and including December 31, 2001. In addition, for the purpose of calculating compliance with the foregoing covenant, the EBITDA of Borrower with respect to the Hospitality Property commonly known as the Grand Hotel at the Grand Canyon, Arizona shall be the quotient obtained by dividing the EBITDA attributable thereto for the period of four (4) consecutive fiscal quarters then ended by 2.

      Section 9.4 FIXED CHARGE COVERAGE. The Borrower will not permit the ratio of (a) the product of the Consolidated EBITDA of the Borrower and its Subsidiaries for the Test Period multiplied by two (2) to (b) the Fixed Charges of the Borrower and its Subsidiaries for such Test Period, to be less than the multiples set forth below:


             Fiscal Quarter
           Ending on or before                       Coverage Ratio
           -------------------                       --------------
             March 31, 2002                             1.0 to 1.0
           September 30, 2002                          1.10 to 1.0
           September 30, 2003                          1.25 to 1.0
               Thereafter                              1.50 to 1.0


Notwithstanding the foregoing, compliance with the foregoing covenant shall be determined in the following manner: Compliance with the foregoing covenant shall be first tested for the month ending October 31, 2001 by comparing the Consolidated EBITDA of Borrower and its Subsidiaries to the Fixed Charges of the Borrower and its Subsidiaries both for the month of October, 2001; and compliance with the foregoing covenant shall be tested on December 31, 2001 by comparing the Consolidated EBITDA of Borrower and its Subsidiaries to the Fixed Charges of Borrower and its Subsidiaries both for the period commencing on October 1, 2001 and continuing through and including December 31, 2001.

      Section 9.5 NET WORTH. The Borrower will not permit the Consolidated Tangible Net Worth of Borrower to be less than the sum of (a) $600,000,000.00 plus (b) ninety percent (90%) of the aggregate net proceeds received by the Borrower or any Guarantor after the Closing Date in connection with any Equity Offering to any other Person.

      Section 9.6 LAND ASSETS. The Borrower shall not permit the value, determined in accordance with generally accepted accounting principles, of its direct and indirect interests in Land Assets to exceed five percent (5%) of the Adjusted Consolidated Total Assets of the Borrower and its Subsidiaries.

      Section 10. CLOSING CONDITIONS

      The obligations of the Agent and the Banks to make the initial Loans or issue a Letter of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to September 19, 2001:

      Section 10.1 LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

      Section 10.2 CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower and the Guarantors, as applicable, is organized or in which the Unencumbered Borrowing Base Properties are located and by a duly authorized officer of such Person to be true and complete, of (a) the corporate charter or other organizational agreements of the Borrower and the Guarantors, as applicable, or (b) its qualification to do business, as applicable, as in effect on such date of certification.

      Section 10.3 BYLAWS; RESOLUTIONS. All action on the part of the Borrower and the Guarantors, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Guarantors true copies of their respective bylaws and the resolutions adopted by their respective boards of directors or other managers authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

      Section 10.4 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received from the Borrower and the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized partner, manager or officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name of and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

      Section 10.5 OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent, from counsel of the Borrower and the Guarantors, as to such matters as the Agent shall reasonably request (including without limitation the effectiveness of the merger contemplated by the Transaction).

      Section 10.6 PAYMENT OF FEES. The Borrower shall have paid to the Agent the fees required to be paid as of the Closing Date pursuant to Section 4.2.

      Section 10.7 PERFORMANCE; NO DEFAULT. The Borrower and the Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

      Section 10.8 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any Subsidiaries thereof in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

      Section 10.9 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

      Section 10.10 COMPLIANCE CERTIFICATE. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance (based on historical information and on a pro forma basis) with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

      Section 10.11 CONSUMMATION OF TRANSACTION. The Transaction shall have been consummated or shall be consummated simultaneously with the closing of the Loan hereunder in accordance with applicable law and otherwise in a manner satisfactory to the Agent and the Agent shall be satisfied with the capitalization, debt, structure, equity, ownership and management of the Borrower and the Guarantors.

      Section 10.12 EQUITY IN BORROWER. Agent shall have approved (such approval not to be unreasonably withheld) the agreements relating to the issuance of new preferred equity in Borrower to Warburg, Pincus Equity Partners, L.P. and certain other Persons, and Agent shall have received evidence satisfactory to the Agent that Borrower shall have received at least $100,000,000.00 in gross cash proceeds from such issuance.

      Section 10.13 CONTRIBUTION AGREEMENT. The Agent shall have received an executed original counterpart of the Contribution Agreement.

      Section 10.14 SATISFACTION OF LOANS. Agent shall have received evidence reasonably satisfactory to Agent that the existing $75,000,000.00 unsecured revolving credit facility agented by Wells Fargo Bank to Price Enterprises, Inc. (Loan No. 5412SD) and the existing credit facility from Fleet to Excel Legacy Corporation have been satisfied.

      Section 10.15 OTHER. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

      Section 11. CONDITIONS TO ALL BORROWINGS

      The obligations of the Banks to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      Section 11.1 PRIOR CONDITIONS SATISFIED. All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

      Section 11.2 REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Borrower or the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      Section 11.3 NO LEGAL IMPEDIMENT. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or issue such Letter of Credit.

      Section 11.4 GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      Section 11.5 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the Loan or Letter of Credit shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      Section 11.6 BORROWING DOCUMENTS. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by
Section 2.7 in the form of EXHIBIT C hereto, fully completed, or a fully completed Letter of Credit Request required by Section 2.9 in the form of EXHIBIT D hereto, fully completed, as applicable.

      Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

      Section 12.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to any Letters of Credit, or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure is not cured within five (5) days following receipt of written notice of such default, provided, however, that no such cure period shall apply to any payments due upon the maturity of the Notes;

            (c) the Borrower shall fail to comply with any covenant contained in Section 7.4(c), Section 7.13 or Section 7.14;

            (d) the Borrower shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

            (e) any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this Section 12), and such failure is not cured within thirty (30) days following receipt of written notice of such default, provided, that the provisions of this Section 12.1(e) shall not pertain to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents;

            (f) any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false or misleading in any respect upon the date when made or deemed to have been made or repeated;

            (g) any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to pay or perform, together with other failures to pay or perform, involve singly or in the aggregate obligations for borrowed money or credit received or other Indebtedness totaling in excess of $5,000,000.00;

            (h) any of the Borrower, the Guarantors or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

            (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

            (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Guarantors or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Guarantors or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $5,000,000.00;

            (l) if any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any of the Borrower or the Guarantors or any of their respective holders of Voting Interests shall assert that any of the Loan Documents or the Contribution Agreement do not apply to future advances under this Agreement, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of any of the Borrower, the Guarantors or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

            (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrower, the Guarantors or any sale, transfer or other disposition of the assets of any of the Borrower, the Guarantors other than as permitted under the terms of this Agreement or the other Loan Documents;

            (n) any suit or proceeding shall be filed against any of the Borrower, or the Guarantors or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower or a Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents;

            (o) any of the Borrower, the Guarantors or any other Person so related to any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or the Guarantor;

            (p) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, the Guarantors or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (q) any of the Guarantors denies that such Guarantor has any liability or obligation under the Guaranty, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty;

            (r)   a Change of Control shall occur; or

            (s) any Event of Default as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent. Upon demand by Agent or the Majority Banks in their absolute and sole discretion after the occurrence of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Loan have been satisfied, the Banks will cause a Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Loan will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, Borrower will deposit with and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Agent for the benefit of the Banks as security for any amounts that become payable under the Letters of Credit and all other Obligations. Upon any draws under Letters of Credit, at Agent's sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and the Banks have no further obligation to make Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by Borrower will be released to Borrower. If at any time the aggregate amount of funds pledged to Agent as collateral for such Letters of Credit shall exceed one hundred percent (100%) of the aggregate face amount of all amounts available to be drawn under such Letters of Credit, Agent shall release the amount of such excess deposited by the Borrower to the Borrower.

      Notwithstanding the provisions of subsections (d) and (e) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

      Section 12.2 TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans or issue Letters of Credit to the Borrower. No termination under this Section 12.2 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

       Section 12.3 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks may, and upon direction from the Majority Banks shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. If Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys' fees actually incurred (including attorneys' fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees.

      Section 12.4 DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or any other Person liable with respect to the Obligations, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; PROVIDED, HOWEVER, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3, the Issuing Bank's fee payable pursuant to
Section 2.9 and all other Obligations, (iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.8 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b) owed to the defaulting Bank, and (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding Swing Loans), shall be made among the Banks PRO RATA; and PROVIDED, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

            (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      Section 13. SETOFF

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from any of the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the

Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      Section 14. THE AGENT

      Section 14.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

      Section 14.2 EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      Section 14.3 NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      Section 14.4 NO REPRESENTATIONS. The Agent shall not be responsible for the execution o validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of any assets of such Persons. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

      Section 14.5 PAYMENTS.

            (a) A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one (1) Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

            (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      Section 14.6 HOLDERS OF NOTES. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      Section 14.7 INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      Section 14.8 AGENT AS BANK. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

      Section 14.9 RESIGNATION; REMOVAL. The Agent may resign at any time by giving 30 days' prior written notice thereof to the Banks and the Borrower. The Majority Banks (excluding any Bank acting as Agent) may remove the Agent in the event of the Agent's gross negligence or willful misconduct. Upon any such resignation or removal, the Majority Banks shall have the right to appoint as a successor Agent any Bank, or if no such Bank shall accept such appointment, then any other bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's or not less than "A" or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's or not less than "A" or its equivalent by S&P and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation or the removal of an Agent, the provisions of this Agreement and the other

Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      Section 14.10 DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      Section 15. EXPENSES

      The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto),
(c) all reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), each closing hereunder, the issuance of Letters of Credit, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantors, (f) all reasonable actual fees, expenses and disbursements (including reasonable attorney's fees and costs) incurred by Fleet in connection with the syndication of interests in the Loan by Fleet, and (g) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns or title searches The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

      Section 16. INDEMNIFICATION

      The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation,
(a) any brokerage, leasing, finders or similar fees, (b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the Guarantors or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), or (h) any claims, actions, or suits or proceedings relating to the Transaction, including without limitation any shareholder or other lawsuit threatened or filed, or investigations undertaken, as a result of the Transactions, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. The Agent or a Bank, as applicable, shall promptly notify the Borrower after the Agent or such Bank obtains actual knowledge of the claim to be indemnified pursuant to this Section 16; provided, that any failure or delay in providing such notice shall not relieve the Borrower of its obligations under this Section 16 except to the extent that the Borrower is actually prejudiced thereby. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

      Section 17. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Bank has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

      Section 18. ASSIGNMENT AND PARTICIPATION

      Section 18.1 CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by
it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment in the form of EXHIBIT F attached hereto and made a part hereof, together with any Notes subject to such assignment, (d) in no event shall any such assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantors, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, and (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000 (or if less, the remaining Commitment of the assignor). Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend SCHEDULE 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and the Guarantors. Notwithstanding anything herein to the contrary, provided no Default or Event of Default has occurred and is continuing, in the event that any Bank acting as Agent shall at any time hold a Commitment less than the lesser of (i) $25,000,000.00 and (ii) the largest Commitment held by any other Bank, then such Bank shall promptly provide written notice thereof to the Banks and the Majority Banks (excluding the Bank acting as Agent) shall have the right, to be exercised within fifteen (15) days of delivery of such notice by such Bank acting as Agent, to elect to remove such Bank as Agent and replace such Bank as Agent, subject to the terms of Section 14.9.

      Section 18.2 REGISTER. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

      Section 18.3 NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower. Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

      Section 18.4 PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that
(a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower or the Guarantors except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantors. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

      Section 18.5 PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      Section 18.6 NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      Section 18.7 DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

      Section 18.8 CO-AGENTS. The Co-Lead Arrangers, Documentation Agent and Syndication Agent shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Bank.

      Section 18.9 MANDATORY ASSIGNMENT. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the "Non-Consenting Bank"), then, within thirty
(30) days after Borrower's receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Non-Consenting Bank's Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank's interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an assignment and acceptance agreement in the form attached hereto as EXHIBIT F and such Non-Consenting Bank's original Note. The purchase price for the Non-Consenting Bank's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-Consenting Bank, including principal and all accrued and unpaid interest or fees, plus any applicable prepayment fees which would be owed to such Non-Consenting Bank if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank's Commitment.

      Section 19. NOTICES

      Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

      If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

      If to the Borrower:

              Price Legacy Corporation
              17140 Bernardo Center Drive
              Suite 300
              San Diego, California 92128
              Attn: Chief Financial Officer
              Facsimile: 858/675-9405

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or facsimile, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

      Section 20. RELATIONSHIP

      The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

      Section 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

      THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF

MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      Section 22. HEADINGS

      The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      Section 23. COUNTERPARTS

      This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      Section 24. ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in

      Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

      EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 25. BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 25 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

      Section 26. DEALINGS WITH THE BORROWER

      The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors, their respective Subsidiaries, or any of their affiliates regardless of the capacity of the Bank hereunder.

      Section 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; an increase in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a decrease in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or the Guarantors except as otherwise provided herein; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of
Section 14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Bank, nor may there be any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Bank. The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by Fleet in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      Section 28. SEVERABILITY

      The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      Section 29. TIME OF THE ESSENCE

      Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

      Section 30. NO UNWRITTEN AGREEMENTS

      THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 31. REPLACEMENT NOTES

      Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

      Section 32. NO THIRD PARTIES BENEFITED

      This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.




                        [SIGNATURES BEGIN ON NEXT PAGE]

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                          PRICE LEGACY CORPORATION,


                                          a Maryland corporation

                                          By:    /s/ Richard B. Muir
                                             -----------------------------------

                                          Name:  Richard B. Muir
                                               ---------------------------------

                                          Title: Vice Chairman
                                                --------------------------------

                                                       [CORPORATE SEAL]

                                          FLEET NATIONAL BANK,

                                          individually and as Agent

                                          By:    /s/ Andrew D. Stickney
                                             -----------------------------------

                                          Name:  Andrew D. Stickney
                                               ---------------------------------

                                          Title: Vice President
                                                --------------------------------


Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110
Attn: Real Estate Division

With a copy to:

Fleet National Bank
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Andrew Stickney
Facsimile: 770/390-8434

                                          WELLS FARGO BANK, N.A.


                                          By:   /s/ Susan Rosenblatt
                                             -----------------------------------
                                                Name:  Susan Rosenblatt
                                                     ---------------------------
                                                Title: Vice President
                                                      --------------------------



Wells Fargo Bank, N.A.
401 B Street, #304
San Diego, California 92101
Attn: Susan Rosenblatt
Facsimile: 619/699-3105

                                          U.S. BANK NATIONAL ASSOCIATION

                                          By:   /s/ Wayne Brander
                                             -----------------------------------
                                                Name:  Wayne Brander
                                                     ---------------------------
                                                Title: Senior Vice President
                                                      --------------------------



U.S. Bank National Association
4100 Newport Place, Suite 900
Newport Beach, California 92660
Attn: Wayne Brander
Facsimile: 949/252-8371

                                          COMERICA BANK

                                          By:   /s/ Leslie A. Vogel
                                             -----------------------------------
                                                Name:  Leslie A. Vogel
                                                     ---------------------------
                                                Title: AVP
                                                      --------------------------



Comerica Bank
500 Woodward Avenue
MC 3256
Detroit, Michigan 48226
Attn: Leslie A. Vogel
Facsimile: 313/222-9295

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$--------------                                   ------------------------------

      FOR VALUE RECEIVED, the undersigned PRICE LEGACY CORPORATION, a Maryland corporation, hereby promises to pay to ______________________________ or order, in accordance with the terms of that certain Revolving Credit Agreement dated as of September 19, 2001 (the "Credit Agreement"), as from time to time in effect, among the undersigned, Fleet National Bank, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date the principal sum of ________________________________________________________ DOLLARS
($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement (but excluding Swing Loans made pursuant to Section 2.5(a) of the Credit Agreement) with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

      Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110 or at such other address as Agent may specify.

      This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

      Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

      In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

      The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

      IN WITNESS WHEREOF the undersigned has by its duly authorized officer executed this Note under seal as of the day and year first above written.

                                          PRICE LEGACY CORPORATION,
                                          a Maryland corporation

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                                       [CORPORATE SEAL]

                                    EXHIBIT B

                             FORM OF SWING LOAN NOTE

$--------------                                          -----------------------

      FOR VALUE RECEIVED, the undersigned PRICE LEGACY CORPORATION, a Maryland corporation, hereby promises to pay to ______________________________ or order, in accordance with the terms of that certain Revolving Credit Agreement dated as of September 19, 2001 (the "Credit Agreement"), as from time to time in effect, among the undersigned, Fleet National Bank, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date the principal sum of _____________________________________________________________ DOLLARS
($______________), or such amount as may be advanced by the payee hereof under the Credit Agreement as Swing Loans with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

      Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110 or at such other address as Agent may specify.

      This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

      Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

      In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

      The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

      IN WITNESS WHEREOF the undersigned has by its duly authorized officer executed this Note under seal as of the day and year first above written.

                                          PRICE LEGACY CORPORATION,
                                          a Maryland corporation

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                                       [CORPORATE SEAL]

                                    EXHIBIT C

                            FORM OF REQUEST FOR LOAN



Fleet National Bank, as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Andrew Stickney

Ladies and Gentlemen:

      Pursuant to the provisions of Section 2.7 of the Revolving Credit Agreement dated as of September 19, 2001, as from time to time in effect (the "Credit Agreement"), among Price Legacy Corporation (the "Borrower"), Fleet National Bank, for itself and as Agent and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

      1. LOAN. The Borrower hereby requests a [Loan under Section 2.1] [Swing Loan under Section 2.5] of the Credit Agreement [strike inapplicable language]:

Principal Amount: $

LIBOR or Base Rate:

Drawdown Date:    , 19

Interest Period:

by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

            [IF THE REQUESTED LOAN IS A SWING LOAN AND THE BORROWER DESIRES FOR SUCH LOAN TO BE A LIBOR RATE LOAN FOLLOWING ITS CONVERSION AS PROVIDED IN
SECTION 2.5(d), SPECIFY THE INTEREST PERIOD FOLLOWING
CONVERSION:____________________]

      2. USE OF PROCEEDS. Such Loan shall be used for the following purposes permitted by Section 2.10 of the Credit Agreement:

                                   [Describe]

      3. NO DEFAULT. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby.

      4. REPRESENTATIONS TRUE. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

      5. OTHER CONDITIONS. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Credit Agreement have been satisfied.

      6. DRAWDOWN DATE. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

      7. DEFINITIONS. Terms defined in the Credit Agreement are used herein with the meanings so defined.

      IN WITNESS WHEREOF, we have hereunto set our hands this _____ day of _______________, 200__.


                                     PRICE LEGACY CORPORATION,
                                     a Maryland corporation

                                     By:
                                        ----------------------------------------
                                          Chief Financial or Chief Accounting
                                          Officer

                                    EXHIBIT D

                            LETTER OF CREDIT REQUEST

                                    EXHIBIT E

                                     FORM OF
                             COMPLIANCE CERTIFICATE


Fleet National Bank, as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Andrew Stickney


Ladies and Gentlemen:


      Reference is made to the Revolving Credit Agreement dated as of September 19, 2001 (the "Credit Agreement") by and among Price Legacy Corporation (the "Borrower"), Fleet National Bank, for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

      Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower and its respective Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

      This certificate is submitted in compliance with requirements of Section 7.4(c), Section 7.5(d) and Section 10.10 of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(c), the calculations provided below are made using the financial statements of the Borrower and its respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chief accounting officer of the Borrower.

      The undersigned officer has caused the provisions of the Credit Agreement and the Guaranty to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

      The Borrower is providing the information set forth in the schedule attached hereto to demonstrate compliance as of the date hereof with the covenants described therein.

      IN WITNESS WHEREOF, the undersigned hereunto set its hand this ___ day of ________________, 200_.


                                     PRICE LEGACY CORPORATION,
                                     a Maryland corporation

                                     By:
                                        ----------------------------------------
                                          Chief Financial or Chief Accounting
                                          Officer

                                    EXHIBIT F

                 FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

      THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated _____________, 200__, by and between ("Assignor"), and ("Assignee").

                             W I T N E S S E T H:

      WHEREAS, Assignor is a party to that certain revolving Credit Agreement dated as of September 19, 2001 (as amended and in effect from time to time, the "Revolving Credit Agreement"), by and among Price Legacy Corporation (the "Borrower"), the lenders listed from time to time party thereto (collectively, the "Banks") and Fleet National Bank, as Agent for the Banks (in such capacity, the "Agent"); and

      WHEREAS, Assignor desires to transfer to Assignee a Commitment under the Revolving Credit Agreement and its rights under the Revolving Credit Agreement with respect to the Commitment being assigned and its outstanding Loans with respect to the Commitment;

      NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1. DEFINITIONS. Terms defined in the Revolving Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

      2.    ASSIGNMENT.

            (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 6 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, [A PORTION OF] its Note (the "Note") in the amount of $______________ representing a $__________ Commitment, a _____%
percent Commitment Percentage and a ______% interest in and to all of the other rights and obligations under the Revolving Credit Agreement, the other Loan Documents and the Intercreditor Agreement (as hereinafter defined) (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share of all outstanding Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Bank under and signatory to the Revolving Credit Agreement and the Intercreditor Agreement having a Commitment Percentage equal to such amount of the Assigned Interests.

            (b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment

Date as if Assignee were an original Bank under and signatory to the Revolving Credit Agreement and the Intercreditor Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrower or participate in Letters of Credit with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Revolving Credit Agreement, the other Loan Documents and the Intercreditor Agreement are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

      3.    REPRESENTATIONS AND REQUESTS OF ASSIGNOR.

            (a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby and other assignments to be made contemporaneously herewith, the principal face amount of Assignor's Note is $__________ and the aggregate outstanding principal balance of the Loans made by it equals $__________ and (iii) that it has forwarded to the Agent the Note held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

            (b) Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Revolving Credit Agreement.

      4. REPRESENTATIONS OF ASSIGNEE. Assignee makes and confirms to the Agent, Assignor and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Revolving Credit Agreement and in the Intercreditor Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received a copy of the Loan Documents together with copies of the most recent financial statements delivered pursuant to the Revolving Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Bank or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the

Borrower or the Guarantors and the value of the assets of the Borrower or the Guarantors, and taking or not taking action under the Loan Documents and any intercreditor agreement among the Banks and the Agent (the "Intercreditor Agreement"); (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement; (e) agrees that it will become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents and the Intercreditor Agreement are required to be performed by it as a Bank; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or the Guarantors, (g) represents and warrants that Assignee is subject to control, regulation or examination by a state or federal regulatory agency (or if not, that Assignee shall take such steps as it may deem necessary to avail itself of the protections afforded under the Massachusetts Usury statute), and (h) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Assignee represents and warrants that it has a net worth as of the Assignment Date of not less than $500,000,000.00.

      5. PAYMENTS TO ASSIGNOR. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $________________ representing the aggregate principal amount outstanding of the Loans under the Revolving Credit Agreement and the other Loan Documents with respect to the Assigned Interests. All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

      6. PAYMENTS BY ASSIGNOR. Assignor agrees to pay the Agent on the Assignment Date the registration fee of $3,500.00 required by Section 18.2 of the Revolving Credit Agreement.

      7.    EFFECTIVENESS.

            (a) The effective date for this Agreement shall be _________, 200__ (the "Assignment Date"). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

            (b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Revolving Credit Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Revolving Credit Agreement and the Intercreditor Agreement.

            (c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

      8. NOTICES. Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

            Notice Address:
                             --------------------------------

                             --------------------------------

                             --------------------------------

                             --------------------------------

                             Telephone:
                                       ----------------------
                             Facsimile:
                                       ----------------------

            Domestic Lending Office:   Same as above

            LIBOR Lending Office:      Same as above

      9. PAYMENT INSTRUCTIONS. All payments to Assignee under the Revolving Credit Agreement shall be made as provided in the Revolving Credit Agreement in accordance with the separate instructions provided to Agent by Assignee.

      10. LAW GOVERNING. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

      11. COUNTERPARTS. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

      12. AMENDMENTS. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

      13. SUCCESSORS. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Revolving Credit Agreement and the Intercreditor Agreement.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                       ASSIGNOR:

                                       ------------------------------------

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------


                                       ASSIGNEE:

                                       ------------------------------------

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

FLEET NATIONAL BANK, as Agent

By:
   -------------------------------
      Title:
            ----------------------

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

NAME AND ADDRESS                            COMMITMENT        COMMITMENT PERCENTAGE
----------------                          --------------      ---------------------
Fleet National Bank                       $40,000,000.00                40%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

LIBOR Lending Office
      Same as above

Wells Fargo Bank, N.A.                    $25,000,000.00                25%
401B Street, #304
San Diego, California 92101
Attn:  Susan Rosenblatt

LIBOR Lending Office
      Same as above

U. S. Bank National Association           $25,000,000.00                25%
4100 Newport Place, Suite 900
Newport Beach, California 92660
Attn:  Wayne Brander

LIBOR Lending Office
      Same as above

Comerica Bank                             $10,000,000.00                10%
500 Woodward Avenue
MC 3256
Detroit, Michigan 48226
Attn:  Leslie A. Vogel

LIBOR Lending Office
      Same as above
                                         ---------------                ------
                                         $100,000,000.00                100.00%


Percentages may not equal 100% due to rounding.

                                          SCHEDULE 1.1

                         INITIAL UNENCUMBERED BORROWING BASE PROPERTIES

                    PROPERTY                 LOCATION                     GLA SF
                    --------                 --------                    -------
                    Pentagon                 Arlington, VA               336,796
                    San Diego/Morena         San Diego, CA               322,238
                    Seekonk                  Seekonk, MA                 213,994
                    Glen Burnie              Glen Burnie, MD             154,661
                    Rancho San Diego         San Diego, CA                98,363
                    San Juan Capistrano      San Juan Capistrano, CA      56,436
                    Redwood City             Redwood City, CA             49,429
                    Hampton                  Hampton, VA                  45,605
                    Tucson                   Marana, AZ                   40,087
                    Carmel Mountain          San Diego, CA                35,000
                    Northridge               Northridge, CA               22,000
                    Rancho Del Rey           Chula Vista, CA               3,200
    OFFICE          Sacramento/Bradshaw      Sacramento, CA              156,005
    SELF STORAGE    Solana Beach             Solana Beach, CA            316,000
    SELF STORAGE    San Diego/Morena         San Diego, CA               120,962
    SELF STORAGE    Azusa                    Azusa, CA                   121,385


                                  SCHEDULE 1.2

              CALCULATION OF ECONOMIC INTEREST IN JOINT VENTURES

                                   SCHEDULE 2

             EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

                                 SCHEDULE 6.1(a)

                                   GUARANTORS


NAME                           TYPE OF ENTITY         JURISDICTION OF ORGANIZATION
----                           --------------         ----------------------------
Excel Legacy Corporation        Corporation                     Delaware

Excel Legacy Holdings, Inc.     Corporation                     Delaware


                                  SCHEDULE 6.7
                                  ------------

                                   LITIGATION

                                  SCHEDULE 6.17
                                  -------------

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 6.18
                                  -------------

               SUBSIDIARIES OF THE BORROWER AND THE GUARANTORS

                                  SCHEDULE 6.20
                                  -------------

                           EMINENT DOMAIN PROCEEDINGS

                                  SCHEDULE 6.22
                                  -------------

                               MATERIAL AGREEMENTS

                                 SCHEDULE 8.1(h)
                                 ---------------

                              EXISTING INDEBTEDNESS

                                  SCHEDULE 8.14
                                  -------------

                   APPROVED BANKRUPTCY REMOTE SUBSIDIARIES

                             EXHIBITS AND SCHEDULES
                             ----------------------


Exhibit A - FORM OF REVOLVING CREDIT NOTE
Exhibit B - FORM OF SWING LOAN NOTE
Exhibit C - FORM OF REQUEST FOR LOAN
Exhibit D - LETTER OF CREDIT REQUEST
Exhibit E - FORM OF COMPLIANCE CERTIFICATE
Exhibit F - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Schedule 1 - BANKS AND COMMITMENTS
Schedule 1.1 - INITIAL UNENCUMBERED BORROWING BASE PROPERTIES
Schedule 1.2 - CALCULATION OF ECONOMIC INTEREST IN JOINT VENTURES
Schedule 2 - EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION
Schedule 6.1(a) - GUARANTORS
Schedule 6.7 - LITIGATION
Schedule 6.17 - ENVIRONMENTAL MATTERS
Schedule 6.18 - SUBSIDIARIES OF THE BORROWER AND THE GUARANTORS
Schedule 6.20 -EMINENT DOMAIN PROCEEDINGS
Schedule 6.22 - MATERIAL AGREEMENTS
Schedule 8.1(h) - EXISTING INDEBTEDNESS
Schedule 8.14 - APPROVED BANKRUPTCY REMOTE SUBSIDIARIES